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                                                                     Exhibit 2.2

                                                        --------------------
                                                             EXECUTION COPY
                                                          --------------------







                            STOCK PURCHASE AGREEMENT

                                 by and between

                       LUMBERMENS MUTUAL CASUALTY COMPANY

                                       and

                                  UNITRIN, INC.

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1.     DEFINITIONS ..........................................................1

2.     SALE OF SHARES .......................................................4

       2.1.   Sale and Purchase of Shares ...................................4
       2.2.   Purchase Price ................................................4
       2.3.     [Intentionally Omitted] .....................................4
       2.4.   Purchase Price Adjustment - Final Payment .....................4

3.     RELATED TRANSACTIONS .................................................6

       3.1.   Closing under the Asset Purchase Agreement ....................6
       3.2.   Commutation of Intercompany Reinsurance Arrangement ...........6
       3.3.   Dissolution or Transfer of Point and Quote Insurance
                Services, Inc. ..............................................6

4.     REPRESENTATIONS AND WARRANTIES OF SELLER .............................6

       4.1.   Organization ..................................................7
       4.2.   Authority .....................................................7
       4.3.   Organization of the Companies .................................7
       4.4.   Capital Stock .................................................7
       4.5.   Title to Shares ...............................................8
       4.6.   No Conflicts or Violations ....................................8
       4.7.   Financial Statements ..........................................8
       4.8.   Securities and Assets .........................................9
       4.9.   Subsidiaries and Real Property ................................9
       4.10.  Absence of Changes ............................................9
       4.11.  No Undisclosed Liabilities ....................................9
       4.12.  [Intentionally Omitted] ......................................10
       4.13.  No Benefit Plans .............................................10
       4.14.  Intercompany Liabilities .....................................10
       4.15.  Taxes. .......................................................10
       4.16.  Pending Suits and Proceedings ................................11
       4.17.  Compliance with Laws .........................................11
       4.18.  Licenses and Permits .........................................11
       4.19.  Reinsurance ..................................................11
       4.20.  Contracts ....................................................12
       4.21.  Corporate Records ............................................12
       4.22.  Consents and Approvals of Governmental Authorities ...........12
       4.23.    [Intentionally Omitted] ....................................12
       4.24.  Bank, Money Market and Brokerage Accounts ....................12
       4.25.  Parachute Payments/Severance Arrangements ....................12
       4.26.  Permanent Establishment ......................................12
       4.27.  Environmental Protection .....................................13
       4.28.  Intellectual Property. .......................................13
       4.29.  Insurance Issued by the Insurance Companies ..................14

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       4.30.  Reserves .....................................................15
       4.31.  Regulatory Filings ...........................................15
       4.32.  Producers ....................................................15
       4.33.  Employee Matters. ............................................15
       4.34.  Reliance National Insurance Company ..........................16
       4.35.  Information Systems ..........................................16
       4.36.  Kemper General Agency and KEA ................................16
       4.37.  Disclosure ...................................................16
       4.38.  No Other Representations or Warranties. ......................16

5.     REPRESENTATIONS AND WARRANTIES OF BUYER .............................17

       5.1.   Organization .................................................17
       5.2.   Authority ....................................................17
       5.3.   No Conflicts or Violations ...................................17
       5.4.   Compliance with Securities Laws ..............................18
       5.5.   Pending Suits and Proceedings ................................18
       5.6.   Consents and Approvals of Governmental Authorities ...........18
       5.7.     [Intentionally Omitted] ....................................18
       5.8.   Disclosure ...................................................18
       5.9.   No Other Representations or Warranties .......................18

6.     COVENANTS OF SELLER .................................................19

       6.1.   Consents and Approvals .......................................19
       6.2.   Investigation by Buyer .......................................19
       6.3.   Conduct of Business ..........................................19
       6.4.   Financial Statements and Reports .............................19
       6.5.   Investments ..................................................20
       6.6.   No Charter Amendments ........................................20
       6.7.   No Issuance of Securities ....................................20
       6.8.   No Dividends .................................................20
       6.9.   No Disposal of Property ......................................20
       6.10.  No Breach or Default .........................................20
       6.11.  No Indebtedness ..............................................20
       6.12.  No Contracts .................................................21
       6.13.  No Acquisitions ..............................................21
       6.14.    [Intentionally Omitted] ....................................21
       6.15.  Intercompany Liabilities .....................................21
       6.16.    [Intentionally Omitted] ....................................21
       6.17.    [Intentionally Omitted] ....................................21
       6.18.  Books and Records ............................................21
       6.19.  Notice and Cure ..............................................21

7.     COVENANTS OF BUYER ..................................................22

       7.1.   Consents and Approvals .......................................22

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       7.2.   Notice and Cure ..............................................22

8.     MUTUAL COVENANTS ....................................................22

       8.1.   Seller's Tax Returns .........................................22
       8.2.   Buyer's Tax Returns ..........................................23
       8.3.   Tax Liability Adjustments ....................................23
       8.4.   Tax Return Filings ...........................................23
       8.5.   Amended Returns ..............................................23
       8.6.   Cooperation ..................................................23
       8.7.   Post-Closing Prohibitions ....................................24
       8.8.   Section 338(h)(10) Election ..................................24
       8.9.   Tax Sharing Agreements .......................................25
       8.10.  Buyer's Payments .............................................25
       8.11.  Treatment of Indemnification Payments ........................25
       8.12.  Consistency of Tax Returns ...................................25
       8.13.  Eligibility for Elections ....................................25

9.     CONDITIONS TO THE OBLIGATIONS OF SELLER .............................25

       9.1.   Representations and Warranties ...............................25
       9.2.   Performance ..................................................25
       9.3.   No Injunction, etc. ..........................................25
       9.4.   Consents and Authorizations ..................................26
       9.5.   Delivery of Closing Documents ................................26
       9.6.   Tender of Purchase Price .....................................26
       9.7.   Closing under the Asset Purchase Agreement ...................26

10.    CONDITIONS TO THE OBLIGATIONS OF BUYER ..............................26

       10.1.  Representations and Warranties ...............................26
       10.2.  Performance ..................................................26
       10.3.  No Injunction, etc. ..........................................26
       10.4.  Consents and Authorizations ..................................26
       10.5.  Delivery of Closing Documents ................................27
       10.6.  Tender of Shares .............................................27
       10.7.  Satisfactory Completion of the Commutation Agreements ........27
       10.8.  Satisfactory Completion of the Point and Quote Dissolution
                or Transfer ................................................27
       10.9.  Closing under the Asset Purchase Agreement ...................27
       10.10.   [Intentionally Omitted] ....................................27
       10.11.   [Intentionally Omitted] ....................................27
       10.12. Estimated Closing Balance Sheet. The Estimated Closing
                Balance Sheet shall have been delivered to the Buyer .......27

11.    SELLER'S CLOSING DELIVERIES .........................................27

12.    BUYER'S CLOSING DELIVERIES ..........................................28

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13.    INDEMNIFICATIONS ....................................................29

       13.1.  Indemnification by Seller ....................................29
       13.2.  Indemnification by Buyer .....................................29
       13.3.  Limits on Indemnification ....................................29
       13.4.  Claims Notice ................................................30
       13.5.  Procedures for Direct Claims .................................31
       13.6.  Indemnification Payments .....................................32
       13.7.  Exclusivity ..................................................32
       13.8.  Tax Indemnification ..........................................32
       13.9.  Interest .....................................................34

14.    SURVIVAL OF REPRESENTATIONS, WARRANTIES .............................37

15.    CHANGE OF NAME ......................................................37

       15.1.  Name Change ..................................................37
       15.2.  Licensing of Kemper Marks ....................................37
       15.3.  Use of Kemper Marks ..........................................37

16.    POST-CLOSING OBLIGATIONS ............................................37

       16.1.  Cooperation ..................................................37
       16.2.  Statutory Statements .........................................38
       16.3.  Post-Closing Access ..........................................38

17.    DISPUTE RESOLUTION ..................................................39

18.    CONFIDENTIALITY OF INFORMATION ......................................39

19.    BROKERAGE ...........................................................39

20.    PAYMENT OF EXPENSES .................................................39

21.    TERMINATION .........................................................39

22.    MISCELLANEOUS .......................................................40

       22.1.  Waivers ......................................................40
       22.2.  Amendments ...................................................40
       22.3.  Notices ......................................................40
       22.4.  Assignments ..................................................41
       22.5.  Entire Understanding .........................................41

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       22.6.  Inurement ....................................................41
       22.7.  Governing Law ................................................41
       22.8.  Counterparts .................................................41
       22.9.  Enforceability ...............................................41
       22.10. Interpretation ...............................................41
       22.11. Captions .....................................................42
       22.12. Publicity ....................................................42

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                            STOCK PURCHASE AGREEMENT
                            ------------------------
                                   SCHEDULES
                                   ---------

Schedule 1.1     Knowledge of Buyer
Schedule 1.2     Knowledge of Kemper
Schedule 3.2     Intercompany Reinsurance
Schedule 4.7     Financial Statements
Schedule 4.8     Securities and Assets
Schedule 4.9     Subsidiaries and Real Property
Schedule 4.11    Undisclosed Liabilities
Schedule 4.13    Benefit Plans
Schedule 4.14    Intercompany Liabilities
Schedule 4.15    Taxes
Schedule 4.16    Pending Suits and Proceedings
Schedule 4.18    Licenses and Permits
Schedule 4.19    Existing Reinsurance Agreements
Schedule 4.20    Material Written Contracts
Schedule 4.24    Bank, Money and Brokerage Accounts
Schedule 4.28    Intellectual Property
Schedule 4.29(a) Insurance Issued by the Companies
Schedule 4.29(d) Statutory Deposits
Schedule 4.30    Reserves
Schedule 4.31    Regulatory Filings
Schedule 4.32    Producers
Schedule 4.33    Employee Matters
Schedule 4.34    Reliance National Insurance
Schedule 4.35    Information Systems
Schedule 6.1     Seller's Consents and Approvals
Schedule 7.1     Buyer's Consents and Approvals of Governmental Authorities

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                            STOCK PURCHASE AGREEMENT
                            ------------------------

     STOCK PURCHASE AGREEMENT dated as of the 19th day of April, 2002 ("Agreement") by and among LUMBERMENS MUTUAL CASUALTY COMPANY, an Illinois mutual insurance company ("Seller"), and UNITRIN, INC., a Delaware corporation ("Buyer").

                                   WITNESSETH:

     WHEREAS, Seller is the owner of all of the issued and outstanding shares of the capital stock of Kemper Enterprise Group, Inc., an Illinois corporation ("KEGI");

     WHEREAS, KEGI is the owner of all of the issued and outstanding shares of the capital stock of Kemper Auto & Home Insurance Company, an Illinois insurance company ("Kemper Auto"), Kemper Independence Insurance Company, an Illinois insurance company ("Kemper Independence" and, together with Kemper Auto, collectively the "Insurance Companies"), as well as the direct or indirect owner of Kemper Auto & Home General Agency, Inc., a Texas corporation ("Kemper General Agency"), and Kemper Enterprise Agency, Inc., a Pennsylvania corporation ("KEA").

     WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller all of the outstanding shares of the capital stock of KEGI, which directly or indirectly owns the Insurance Companies, Kemper General Agency and KEA, for the consideration and subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the covenants and mutual promises herein contained, Seller and Buyer agree as follows:

1.   DEFINITIONS

     "Acceptable Financial Assets" means only the following kinds of assets: (i) direct obligations of the U.S. Government or its agencies; (ii) U.S. Treasury Bonds; (iii) publicly traded investment grade equity securities; (iv) publicly traded investment grade bonds (NAIC "Class 1" or "Class 2"); (v) investment grade (NAIC "Class 1" or "Class 2") obligations of states, territories and possessions and their political subdivisions; (vi) cash and cash equivalents;
(vii) assets upon which Buyer and Seller specifically agree; and (viii) accrued interest on the assets listed in items (i) through (vii) of this definition.

     "Ancillary Agreements" shall have the meaning ascribed in the Asset Purchase Agreement, including the Asset Purchase Agreement, but excluding this Agreement.

     "Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated as of even date herewith, by and between Seller and certain of its subsidiaries and affiliates, on the one hand, and Trinity Universal Insurance Company ("Trinity") and certain of its subsidiaries and affiliates, on the other hand.

     "Buyer Indemnitees" means Seller and its affiliates and their respective officers, directors, employees and agents (other than insurance agents or producers).

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     "Closing" means the consummation of the sale and purchase of the Shares as contemplated by this Agreement. The Closing shall be held at 10:00 a.m. Central Time at Buyer's offices or at such other place as Seller and Buyer may agree.

     "Closing Date" means the date upon which the Closing occurs which shall be the fifth business day following the satisfaction or waiver of all conditions precedent set forth in Articles 9 and 10 of this Agreement or such other date as Seller and Buyer may agree.

     "Closing Date Net Worth" shall mean the sum of (i) the statutory capital and surplus of the Insurance Companies as of the Closing Date determined in accordance with SAP and (ii) the shareholders' equity of the Non-Underwriting Companies as of the Closing Date determined in accordance with GAAP, each of (i) and (ii) adjusted as follows: (A) by giving effect to the transactions contemplated in Section 3.2, and (B) by not giving effect to any Company's ownership in any other Company.

     "Closing Date Payment" shall have the meaning ascribed in Section 2.2 of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Companies" or "Company" means Kemper Auto, Kemper Independence, KEGI, KEA and Kemper General Agency.

     "Estimated Closing Balance Sheet" means the pro forma balance sheets prepared in good faith by Seller to be provided pursuant to Section 2.2 hereof by Seller to Buyer, prepared in conformity with SAP with respect to the Insurance Companies and in conformity with GAAP with respect to the Non-Underwriting Companies, setting forth the Closing Date Net Worth and identifying in reasonable detail each Company's assets and liabilities, as of the Closing Date.

     "Final Payment" shall mean the payment of the adjustment to the Purchase Price pursuant to Section 2.4 of this Agreement.

     "GAAP" means accounting principles generally accepted in the United States in effect from time to time.

     "Insurance Companies" means Kemper Auto and Kemper Independence.

     "Intellectual Property" means databases, computer software programs, Internet applications, object code and source code (and related documentation), trademarks, tradenames and service marks and other intellectual property (and all registrations and applications with respect thereto).

     "Knowledge of Buyer" means the actual knowledge of those persons identified in Schedule 1.1, as of the date of this Agreement or as of the Closing Date, as applicable.

     "Knowledge of Seller" means the actual knowledge of those persons identified in Schedule 1.2, as of the date of this Agreement or as of the Closing Date, as applicable.

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     "Lien" means any lien, security interest, encumbrance, mortgage, pledge, security agreement, consignment or bailment for security purposes, reservation or exception, encroachment, easement or other title exception or encumbrance affecting an asset or property, other than Permitted Liens.

     "Loss" means actions, claims, losses, liabilities, damages, costs, expenses (including reasonable attorneys' fees), interest and penalties, but with respect to direct claims not involving a Third Party Claim (as hereinafter defined), shall not include punitive or consequential damages other than lost profits incurred by the Subject Business.

     "Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operations of the Companies taken as a whole; provided, however, that the following shall be excluded from the definition of "Material Adverse Effect" and from any determination as to whether such Material Adverse Effect has occurred or may occur: (a) the effects of changes that are generally applicable to (i) any segment of the personal lines insurance industry generally, or (ii) general economic, political or market conditions including
(U) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis; (V) any general suspension of trading in securities or the declaration of a banking moratorium or any suspension of payments on the extension of credit by lending institutions; (W) changes after the date of this Agreement in any applicable law or in the interpretation of any applicable law by any governmental authority;
(X) changes in GAAP or SAP; (Y) changes in interest rates; and (Z) financial or securities market fluctuations or conditions; (b) any adverse change or effect resulting from the announcement or the pendency of the transactions contemplated by this Agreement; and (c) the effects of any force majeure event.

     "Non-Underwriting Companies" means KEGI, Kemper General Agency and KEA.

     "Permitted Lien" as to any asset, means each of the following: (i) Liens for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith; (ii) Liens imposed by law, including without limitation materialmen's, mechanics', carriers', workmen's, and repairmen's liens and other similar Liens arising in the ordinary course of business, and (iii) Liens that do not in the aggregate materially detract from the value or materially interfere with the current or reasonably contemplated use of such asset.

     "Person" means any individual, corporation, partnership, firm, joint venture, association, joint stock company, trust, limited liability company, governmental, judicial or regulatory body or other entity.

     "Purchase Price" means the amount to be paid by Buyer to Seller for the Shares calculated in accordance with Section 2.2 hereof and shall consist of the Closing Date Payment as adjusted in accordance with Section 2.4.

     "Related Transactions" means the transactions described in Article 3 of this Agreement.

     "SAP" means statutory accounting principles prescribed or permitted by the Illinois Department of Insurance in effect from time to time.

     "Seller Indemnitees" means Buyer and its affiliates (including, without limitation, the Companies following the Closing) and their respective officers, directors, employees and agents (other than insurance agents or producers).

     "Shares" means the shares of the common stock of KEGI representing one hundred percent (100%) of KEGI's issued and outstanding shares of capital stock.

     "Straddle Period" shall have the meaning ascribed in Section 13.8 of this Agreement.

     "Subsidiaries' Shares" means the shares of the common stock of Kemper Auto, Kemper Independence, KEA and Kemper General Agency representing one hundred percent (100%) of the issued and outstanding shares of capital stock of Kemper Auto, Kemper Independence, KEA and Kemper General Agency.

     "Tax" or "Taxes" shall have the meaning ascribed in Section 4.15 of this Agreement.

     "Tax Returns" shall have the meaning ascribed in Section 4.15 of this Agreement.

2.   SALE OF SHARES

     2.1. Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to purchase and accept from Seller for the Purchase Price, all of the Shares at Closing.

     2.2. Purchase Price. The Purchase Price shall be an amount equal to the sum of (i) the Closing Date Net Worth and (ii) two million dollars ($2,000,000). The Estimated Closing Balance Sheet shall be delivered by Seller to Buyer no earlier than ten (10) nor later than five (5) business days before the Closing Date. At Closing, Buyer shall pay to Seller an amount equal to the sum of (i) the Closing Date Net Worth as reflected on the Estimated Closing Balance Sheet (the "Estimated Closing Date Net Worth") and (ii) two million dollars ($2,000,000), in cash, certified or bank cashier's check, or by wire transfer of immediately available funds to a bank account designated by Seller (the "Closing Date Payment"). The Purchase Price shall be adjusted in accordance with Section 2.4.

     2.3. [Intentionally Omitted]

     2.4. Purchase Price Adjustment - Final Payment.

          (a) Not later than sixty (60) calendar days following the Closing Date, Buyer shall prepare and deliver to Seller its proposed final balance sheets of the Companies as of the Closing Date, prepared in accordance with the methodology used and the adjustments made with respect to the Estimated Closing Balance Sheet (the "Proposed Final Balance Sheet"), which shall set forth Closing Date Net Worth.

          (b) Following the delivery of the Proposed Final Balance Sheet and the Objection Statement (as hereinafter defined) and during the period of any dispute with respect to the application of this Section 2.4, Buyer shall provide Seller with reasonable access to the books, records and facilities of the Company relating to the Proposed Final Balance Sheet and shall cooperate with Seller to the extent reasonably requested by Seller to investigate the basis for such dispute.

          (c) Not later than forty-five (45) calendar days after receipt of the Proposed Final Balance Sheet, Seller shall provide Buyer with a letter listing those items of the Proposed Final Balance Sheet, if any, disputed by Seller, the reasons set forth in reasonable detail for such dispute and Seller's proposed adjustments (the "Objection Statement"). If Seller does not deliver to Buyer the Objection Statement within forty-five (45) calendar days following receipt of the Proposed Closing Balance Sheet, Seller shall be deemed to have accepted the Proposed Closing Balance Sheet for the purposes of any Purchase Price adjustment under this Section 2.4, and the Proposed Closing Balance Sheet shall become the Final Closing Balance Sheet (as hereinafter defined) for purposes of this Section 2.4.

          (d) If Seller delivers to Buyer an Objection Statement, Seller and Buyer shall cooperate together in good faith to resolve any disputes set forth in the Objection Statement and to prepare a final mutually acceptable closing balance sheet of the Companies as of the Closing Date (the "Final Closing Balance Sheet). If Seller delivers to Buyer an Objection Statement, and if Buyer and Seller are unable, within twenty (20) calendar days after receipt by Seller of the Objection Statement, to resolve the disputed exceptions set forth in the Objection Statement, such disputed exceptions shall be referred to PricewaterhouseCoopers, or such other accounting firm as may be mutually agreed by the parties (the "Independent Accounting Firm"). Buyer and Seller shall be foreclosed from presenting to the Independent Accounting Firm for consideration any item not disputed in the Objection Notice. The Independent Accounting Firm shall determine as promptly as practicable the manner in which such item or items should be treated on the Final Closing Balance Sheet; provided, however, that the dollar amount of each item in dispute shall be determined within the range of dollar amounts proposed by Seller, on the one hand, and Buyer, on the other hand. The Independent Accounting Firm shall determine any disputed exception in accordance with the provisions of this Section 2.4. The Independent Accounting Firm shall prepare and deliver, within forty-five
     (45) days of being retained by the parties, to Buyer and Seller a written report setting forth the net change to the Proposed Closing Balance Sheet that results from its determinations regarding the resolution of such disputed items. The Proposed Closing Balance Sheet, as modified by such determinations, shall become the Final Closing Balance Sheet for purposes of this Section 2.4. Such determinations by the Independent Accounting Firm shall be binding and conclusive on the parties.

          (e) During such 45-day period, Seller and Buyer shall each make available to the Independent Accounting Firm interviews with such individuals and such information, books and records as may be reasonably required by the Independent Accounting Firm to issue its written report. The fees and disbursements of the Independent Accounting Firm acting under this Section 2.4 shall be shared 50% by Buyer and 50% by Seller.

          (f) If the final Closing Date Net Worth shown on the Final Closing Balance Sheet (the "Final Closing Date Net Worth") is less than the Estimated Closing Date Net Worth, the Purchase Price shall be decreased by the difference between the Estimated Closing Date Net worth and the Final Closing Date Net Worth, and if the Final Closing Date Net Worth exceeds the Estimated Closing Date Net Worth, the Purchase Price shall be increased by such excess.

          (g) If the Purchase Price is increased pursuant to Section 2.4(f), Buyer shall pay Seller such increase. If the Purchase Price is decreased pursuant to Section 2.4(f), Seller shall pay Buyer such decrease. Any such payment shall be made within ten (10) business days of the date on which the Purchase Price is finally determined in accordance with this Section
     2.4 by wire transfer of immediately available funds to such account as the recipient of such amount may specify in writing.

3.   RELATED TRANSACTIONS

     Subject to the additional conditions precedent set forth in Section 10 of this Agreement, the obligation of Buyer to consummate the purchase of the Shares is subject to and conditioned upon completion of the following transactions in form and substance reasonably satisfactory to Buyer (hereinafter sometimes collectively referred to as the "Related Transactions"):

     3.1. Closing under the Asset Purchase Agreement. The Closing under the Asset Purchase Agreement has occurred and the Ancillary Agreements have been executed.

     3.2. Commutation of Intercompany Reinsurance Arrangement. Seller shall cause each of the Insurance Companies to commute the existing quota share reinsurance arrangements listed on Schedule 3.2 to this Agreement. The amount of the reserves transferred to the Insurance Companies pursuant to such commutations shall be equal to the aggregate amount of the statutory reserves of such Insurance Companies ceded pursuant to the reinsurance subject to the commutation, including unearned premium reserves, loss reserves, reserves for loss adjustment expenses and reserves for losses incurred but not reported
(IBNR), each determined as of the end of the month immediately preceding the Closing Date. The amount transferred shall be paid in the form of Acceptable Financial Assets (excluding equity investments) comprising (a) cash or cash equivalents, or (b) investments with a maturity of less than one (1) year, and shall be reinvested only in such assets.

     3.3. Dissolution or Transfer of Point and Quote Insurance Services, Inc. Seller shall have completed, in form and substance reasonably acceptable to Buyer, the dissolution of Point and Quote Insurance Services, Inc. ("Point and Quote"), or otherwise transferred Point and Quote from KEGI to an affiliate of Seller other than the Companies, without any liability to any of the Companies on or after the Closing Date whatsoever.

4.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer as follows:

     4.1. Organization. Seller is a mutual insurance company duly organized, validly existing and in good standing under the laws of Illinois, and has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, to own, hold, sell and transfer the Shares and to consummate the transactions contemplated hereby.

     4.2. Authority. The execution, delivery, and compliance with the terms of this Agreement by Seller and the performance by Seller of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of Seller, including without limitation, the approval of the Board of Directors of Seller. This Agreement constitutes a legal, valid, and binding obligation of Seller and is enforceable against Seller in accordance with its terms; provided, however, that the enforceability of the rights and remedies provided in this Agreement is subject to any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting generally the enforcement of creditors' rights and to general principles of equity (whether or not considered in a court of law or equity).

     4.3. Organization of the Companies. KEGI is a corporation duly organized, validly existing and in good standing under the laws of Illinois, and has all corporate powers required to own, lease and operate all of its properties and assets and to carry on its business as now conducted. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, duly authorized under its charter and under applicable laws to conduct its business as currently conducted and to own, operate and lease its properties. Each of the Companies is duly qualified to do business as a foreign corporation and each is in good standing in each jurisdiction where such qualification is necessary, except where the failure to have such qualification would not materially impact the conduct of the business of such Company.

     4.4. Capital Stock. The authorized capital stock of KEGI currently consists solely of 10,000,000 shares of common stock, no par value, of which 100,000 are issued and outstanding. The authorized capital stock of Kemper Auto currently consists solely of 100,000 shares of common stock, par value $60 per share, of which 50,000 are issued and outstanding. The authorized capital stock of Kemper Independence currently consists solely of 100,000 shares of common stock, par value $60 per share, of which 50,000 are issued and outstanding. The authorized capital stock of KEA currently consists solely of 1,000 shares of common stock, no par value, of which 100 are issued and outstanding. The authorized capital stock of Kemper General Agency currently consists solely of 1,000 shares of common stock, $1.00 par value, of which 1,000 are issued and outstanding. All of the Shares and the Subsidiaries' Shares are duly authorized, validly issued, outstanding, fully paid and non-assessable. There are no outstanding securities, obligations, rights, subscriptions, warrants, options, phantom stock rights, calls, commitments or demands of any character or (except for this Agreement) other contracts of any kind that give any Person the right to (a) purchase or otherwise receive or be issued any shares of capital stock of the Companies or any security or liability of any kind convertible into or exchangeable for any shares of capital stock of the Companies or (b) receive any benefits or rights similar to any rights enjoyed by or accruing to a holder of the Shares or the Subsidiaries' Shares, or any rights to participate in the equity, income or election of directors or officers of the Companies.

     4.5. Title to Shares. Seller has good and marketable title to the Shares free and clear of all Liens and, upon delivery of the Shares to Buyer pursuant to Section 2.1 hereof, Buyer will acquire good title thereto, free and clear of any Lien, other than any Lien that may be created or caused by Buyer or an affiliate of Buyer. KEGI has good and marketable title to the Subsidiaries' Shares free and clear of all Liens, except Kemper General Agency, the shares of which are owned by Kemper Auto free and clear of any Lien, other than any Lien that may be created or caused by Buyer or an affiliate of Buyer.

     4.6. No Conflicts or Violations. The execution and delivery of this Agreement by Seller do not, and the performance of its obligations under this Agreement will not:

          (a) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Seller or the Companies;

          (b) subject to obtaining the consents and approvals contemplated by Sections 6.1 and 7.1, violate any term or provision of any statute, law, regulation or rule or any writ, judgment, decree, injunction, or similar order, or any agreement with any governmental or regulatory authority applicable to Seller or the Companies;

          (c) result in the creation or imposition of any Lien upon any assets or properties of the Companies;

          (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any material contract, license or other agreement to which Seller or any of the Companies is a party or by which any of their respective assets or properties may be bound; or

          (e) require Seller or any of the Companies to obtain any material consent, approval, or action of, or make any material filing with or give any notice to, any Person except as identified on Schedule 6.1 and except for a notice filing with the Illinois Department of Insurance following the Closing.

     4.7. Financial Statements. Seller has furnished or made available to Buyer true and complete copies of the following financial statements (collectively, the "Financial Statements"):

          (a) the Insurance Companies' audited annual statutory financial statements for the three years ended December 31, 1998 through 2000 and the Insurance Companies' amended unaudited statutory annual financial statement for the year ended December 31, 2001 (together with the notes relating thereto and the reports thereon, whether or not included therein) filed with or submitted to the insurance regulatory authority in Illinois on forms prescribed or permitted by such authority; and

          (b) the Insurance Companies' unaudited quarterly statutory financial statements for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 (together with the notes relating thereto and the reports thereon, whether or not included therein) filed with or submitted to the insurance regulatory authority in Illinois on forms prescribed or permitted by such authority.

     Except as set forth in Schedule 4.7, each such Financial Statement complied in all material respects with all applicable laws, statutes, rules and regulations when so filed, and any asserted deficiencies with respect to any such Financial Statement have been cured or corrected. Each such Financial Statement, including without limitation each balance sheet and each of the statements of operations, capital and surplus account and cash flow contained therein was prepared in accordance with SAP applied on a basis and in a manner consistent with prior periods except as disclosed in the footnotes thereto, and fairly represents the financial condition as of the respective date thereof, and the results of operations and changes in capital and surplus and in cash flow for and during the respective period covered thereby, of the respective Insurance Company. Seller has disclosed to Buyer all accounting principles or practices used in preparing the Financial Statements for which Seller has requested approval or received permission from the Illinois Department of Insurance.

     4.8. Securities and Assets. A true and complete list and description of all stocks, debentures, notes, and other securities and all assets (whether admitted or non-admitted) owned, leased, or held by the Companies on the date of this Agreement is set forth in Schedule 4.8, and the Companies have good and valid title to all such stocks, debentures, notes, and other securities and assets.

     4.9. Subsidiaries and Real Property. Except as set forth in Schedule 4.9, the Companies do not have, and never have had, any subsidiaries or, except as part of its general investment portfolio, any equity interest in any corporation, partnership, joint venture or other business association or entity of any kind. Other than as set forth in Schedule 4.9, the Companies do not have, and never have had, any ownership interest, security interest, leasehold interest or other interest of any kind in any real property whatsoever.

     4.10. Absence of Changes. Since December 31, 2001, Seller and the Companies have operated only in the ordinary course of business and consistent with past practice, and there has not been, occurred, or arisen any change in, or any event (including without limitation any damage, destruction, or Loss whether or not covered by insurance), condition, or state of facts of any character that individually or in the aggregate has or may reasonably be expected to have a Material Adverse Effect.

     4.11. No Undisclosed Liabilities. Except (i) as set forth in Schedule 4.11,
(ii) for policyholder benefits payable under policies issued by the Insurance Companies and (iii) to the extent specifically reflected in the balance sheet included in the Financial Statements of the Insurance Companies (or in the notes relating thereto) and the Estimated Closing Balance Sheet, there were and will be no liabilities, indebtedness or obligations of any nature (other than non-financial obligations under the reinsurance agreements disclosed on Schedule 4.19) against, relating to, or affecting such Companies as of the respective dates of such Financial Statements and the Estimated Closing Balance Sheet required by SAP to be reflected on a balance sheet of such Insurance Companies.

     4.12. [Intentionally Omitted]

     4.13. No Benefit Plans. Except as set forth in Schedule 4.13, the Companies have not adopted, maintained, sponsored or participated in any pension, welfare, bonus, deferred compensation, incentive compensation, profit sharing, stock, retirement, 401(k) or other benefit plan or arrangement, or any group term life insurance, group health insurance or group dental plans, for or involving any of its officers, directors, employees, agents, consultants, or other similar representatives.

     4.14. Intercompany Liabilities. Except as set forth on Schedule 4.14 or otherwise contemplated by this Agreement, there are no outstanding liabilities or contracts between or among the Companies and Seller or any other affiliate of the Companies.

     4.15. Taxes.

          (A) Each of the Companies (i) has filed, or caused to be filed, with the appropriate taxing authority all material Tax Returns (as hereafter defined) required to be filed on or before the date hereof (giving effect to any valid extension of time), and such Tax Returns were true, correct and complete in all material respects when filed, and (ii) has paid or caused to be paid in full, or has made adequate provision in the appropriate Financial Statements, for all material Taxes (as hereinafter defined) shown to be due on such Tax Returns. There are no material liens for Taxes upon the assets of any of the Companies except for statutory liens for current Taxes not yet due.

          (B) The United States federal income Tax Returns in which any Company has joined have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through December 31, 1997. As of the date hereof, except as described in Schedule 4.15, neither Seller nor any of the Companies has given, or been requested in writing to give, waivers or extensions of any statute of limitations relating to any material Tax Returns filed by or on behalf of any of the Companies.

          (C) The Financial Statements and the Estimated Closing Balance Sheet shall reflect an adequate accrual for all material Taxes due and accrued (except for Taxes attributable to the Code Section 338(h)(10) election provided for in Section 8.8), if any, based on all activity prior to and including the date of such financial statements. For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, premium or privilege, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority (domestic or foreign) upon any Company and the term "Tax Returns" shall mean all returns, declarations, reports, estimates, and statements, regarding Taxes, required to be filed under United States federal, state, local or any foreign laws.

     4.16. Pending Suits and Proceedings. Except as set forth in Schedule 4.16, there are no actions, suits, claims, or investigations pending or, to Knowledge of Seller, threatened, nor any legal, administrative or arbitration proceedings pending or to Knowledge of Seller threatened, nor is there any outstanding order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, against Seller or the Companies which (a) would restrain, enjoin, prohibit or in any way impair the ability of Seller or the Companies to consummate any of the transactions contemplated herein, (b) could be expected to have a Material Adverse Effect on the Companies, (c) could materially restrict the Companies' conduct of their business or (d) require the Companies to take or refrain from taking any action in a material respect.

     4.17. Compliance with Laws. The Companies have not been and are not in material violation (with or without notice or lapse of time or both) of any term or provision of any law, statute, rule or regulation or any writ, judgment, decree, injunction, or similar order applicable to the Companies or any of their assets or properties.

     4.18. Licenses and Permits. Each of the Insurance Companies possesses a license, certificate of authority, permit or other authorization to transact an insurance business (a "Certificate of Authority") in each state or other jurisdiction in which the Insurance Companies are required to possess a Certificate of Authority. Schedule 4.18 contains a list of each Certificate of Authority held by the Insurance Companies indicating the jurisdiction and lines of business covered thereby. All such Certificates of Authority are in full force and effect. Except as otherwise disclosed in Schedule 4.18, the Insurance Companies have not breached any provision of, and are not in material default of the terms of, and have not engaged in any activity which would cause revocation or suspension of, any such Certificates of Authority. Other than the transactions contemplated by this Agreement, to the Knowledge of Seller, there is no event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Certificate of Authority, and to the Knowledge of Seller, other than the transactions contemplated by this Agreement, there is no reasonable basis for any such suspension, revocation or limitation. The Insurance Companies are not currently the subject of any investigation, supervision, conservation, rehabilitation, liquidation, receivership, insolvency or other similar proceeding nor are the Insurance Companies operating under any written or oral formal or informal agreement or understanding with the licensing authority of any jurisdiction or any other regulatory authority which restricts the conduct of its business or requires it to take, or refrain from taking, any action.

     4.19. Reinsurance. Schedule 4.19 lists all ceded or assumed reinsurance or retrocessional contractual treaties and agreements to which either of the Insurance Companies is a party and under which there is liability by either party to such agreement (collectively, the "Existing Reinsurance Agreements"). Each of the Existing Reinsurance Agreements is valid and binding in all material respects in accordance with its terms. Neither Seller nor the Companies have received any notice from any of their reinsurers that any amount recoverable by the Companies pursuant to an Existing Reinsurance Agreement is not fully collectible in due course. The Companies are not in default as to any Existing Reinsurance Agreement. Except as disclosed on Schedule 4.19, none of the Existing Reinsurance Agreements contains any provision providing that the other party thereto may terminate such Existing Reinsurance

Agreement as a result of a change of control. Except as disclosed on Schedule 4.19, the Companies are entitled to take full credit on their statutory financial statements filed with state insurance regulatory authorities with respect to any Existing Reinsurance Agreement pursuant to which the Companies have ceded reinsurance.

     4.20. Contracts. Schedule 4.20 sets forth a list of all material written contracts and agreements with, and written commitments to, any governmental or regulatory authority and all other contracts, agreements and commitments providing for a payment of ten thousand dollars ($10,000) or more, in each case, to which any of the Companies is a party or by which any of their assets or properties are bound or subject and which are in force or under which the Companies may have any liability after Closing (except insurance policies issued by the Insurance Companies, the Existing Reinsurance Agreements identified in
Schedule 4.19 and agreements contemplated by this Agreement).

     4.21. Corporate Records. Seller has provided Buyer with full and complete copies of the Companies' certificates of incorporation, bylaws, stock record books and the corporate minutes and all amendments thereto which are correct and complete in all material respects and accurately reflect all proceedings of the shareholders and directors of the Companies (and all committees thereof). The stock record book of the Companies contains complete and accurate records of the stock ownership of the Companies and the transfer of shares of its capital stock.

     4.22. Consents and Approvals of Governmental Authorities. Except for the consents and approvals listed in Schedule 6.1, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be obtained or made by Seller or Companies in connection with Seller's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein by Seller and the Companies.

     4.23. [Intentionally Omitted]

     4.24. Bank, Money Market and Brokerage Accounts. Set forth in Schedule 4.24 hereto is a true, correct and complete list showing the name and address of each banking institution, mutual fund or stock brokerage firm with which the Companies have an account or safe deposit box, the account numbers or box numbers relating thereto, and the name of each person authorized to draw thereon or to have access thereto.

     4.25. Parachute Payments/Severance Arrangements. None of the Companies is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. None of the Companies is party to, or otherwise bound by, any agreement or understanding (other than corporate severance policies applicable to employees generally) which obligates the Companies for the payment of any severance to any employee.

     4.26. Permanent Establishment. None of the Companies has ever had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     4.27. Environmental Protection. With respect to any real property listed on
Schedule 4.9 (the "Property"), neither Seller, nor the Companies, nor, to the Knowledge of Seller, any prior owners or occupants, have disposed on, or failed to remove hazardous waste from, nor is there any hazardous waste of any kind present on or under the surface of, the Property and the Property is free from any and all hazardous waste as that term is defined under the environmental protection laws and regulations of all applicable federal, state and local authorities. The Property and its use complies and has complied with all applicable Environmental Protection Agency, Occupational Safety and Health Administration and all other federal, state and local laws and administrative rules and regulations governing the soil, water and air in or around the Property. There is no pending or, to the Knowledge of Seller, threatened enforcement action, administrative order or proceeding, nor is there any notice of violation or investigation relating to such laws, ordinances, rules or regulations concerning the Companies or the Property, or any portion thereof, or any existing or previous owners of any portions thereof nor, to the Knowledge of Seller, has any event occurred or is any event occurring which could give rise to any action, order, proceeding, violation or investigations.

     4.28. Intellectual Property.

          (a) Schedule 4.28 contains a list of all registered Intellectual Property rights of any kind owned or licensed and used by the Companies, specifying as to each, as applicable: (i) the nature of such Intellectual Property right, (ii) the owner of such Intellectual Property; (iii) the jurisdictions by or in which such Intellectual Property right (A) is exercised or (B) has been issued or registered or in which an application for such issuance or registration has been filed and (iv) the registration or application numbers. All of the Intellectual Property used by the Companies in the conduct of their business is owned by, or licensed to, the Companies.

          (b) Schedule 4.28 sets forth a list of all material licenses, sublicenses and other agreements pursuant to which any Person unrelated to the Companies is authorized to use any Intellectual Property.

          (c) Except as set forth on Schedule 4.28, (i) none of the Seller or any of the Companies is a defendant in any action, suit, investigation or proceeding relating to, and has not been notified of, any alleged claim of infringement of any Intellectual Property, and the use of any Intellectual Property by the Companies in the conduct of their business does not breach, violate or infringe any intellectual property rights of any third party or require any payment for the use of any patent, trade name, service mark, trade secret, trademark, copyright or other intellectual property right owned by any third party and (ii) none of the Seller or any of the Companies has any outstanding claim or suit for, and, to the Knowledge of Seller, there is no continuing infringement by any third Person of any Intellectual Property. No owned Intellectual Property and no licensed Intellectual Property is subject to any outstanding Lien, judgment, injunction, order, decree or agreement of any kind restricting the use thereof by the Companies or restricting the licensing thereof by the Companies to any Person, except as otherwise provided in Section 15.3 of this Agreement.

          (d) None of the non-public Intellectual Property, the value of which is contingent upon maintenance of the confidentiality thereof, has been disclosed by the Companies to any

     Person other than employees, representatives and agents of the Companies or other than pursuant to a confidentiality or non-disclosure agreement.

     4.29. Insurance Issued by the Insurance Companies. Except as set forth on
Schedule 4.29:

          (a) all forms of insurance policies and riders thereto (collectively, "Policies") currently issued (or filed pending current review by applicable regulatory authorities) by the Insurance Companies are, to the extent required under applicable insurance laws, on forms approved by applicable regulatory authorities of the jurisdiction where issued or have been filed with and not objected to by such regulatory authorities within the period provided for objection. Schedule 4.29(a) contains a list of each such Policy indicating those Policies which are currently issued and those which are filed pending review. All policy applications with respect to Policies currently issued as of the date of this Agreement and required to be filed with or approved by applicable authorities under applicable insurance laws have been so filed or approved. Any premium rates with respect to Policies currently issued, required to be filed with or approved by applicable regulatory governmental authorities under applicable insurance laws have been so filed or approved and premiums charged conform thereto. No deficiencies have been asserted by any regulatory authority with respect to any such filings which have not been cured or otherwise resolved to the satisfaction of such regulatory authority.

          (b) each Company is in compliance, in all material respects, to the extent applicable to such Company, with all insurance laws regulating the practices of selling property and casualty insurance policies, including but not limited to applicable insurance laws regulating advertisements, requiring mandatory disclosure of policy information, prohibiting the use of unfair methods of competition and deceptive acts or practices and regulating replacement transactions.

          (c) the Insurance Companies have (i) timely paid all guaranty fund assessments that are due, or claimed or asserted by any insurance regulatory authority to be due from the Insurance Companies, or (ii) provided for all such assessments in the Insurance Companies' Financial Statements to the extent necessary to be in conformity with SAP.

          (d) Schedule 4.29(d) lists all funds required to be maintained under any applicable insurance law in each jurisdiction in which the Insurance Companies hold a Certificate of Authority (each a "Deposit"). Schedule 4.29(d) accurately sets forth the dollar amount of each such Deposit, the state pursuant to which such Deposit is maintained and the name of the bank and the number of the bank account in which such Deposit is maintained.

          (e) the underwriting standards utilized and rates and rating factors and criteria applied by the Insurance Companies with respect to Policies outstanding as of the date hereof have been previously disclosed to Buyer and with respect to any such Policies reinsured in whole or in part, conform in all material respects to the standards and ratings required pursuant to the terms of the related reinsurance, coinsurance, modified coinsurance or other similar agreements; and

          (f) (i) each insurance agent or broker, at the time such agent or broker wrote, sold or produced business for either of the Insurance Companies, to the extent required by law, was duly appointed by such Insurance Company to act as an agent for the Insurance Company and, to Seller's Knowledge, was duly licensed as an insurance agent or broker (for the type of business written, sold or produced by such insurance agent or broker) in the particular jurisdiction in which such agent or broker wrote, sold or produced such business for the Insurance Companies; and (ii) neither of the Insurance Companies nor, to Seller's Knowledge, any such insurance agent or broker violated (or with or without notice or lapse of time or both would have violated) any term or provision of applicable law in any material respect (including but not limited to, laws relating to the marketing, sale or production of the Insurance Companies' products).

     4.30. Reserves. Except as set forth on Schedule 4.30, the statutory reserves, and other liability amounts required by SAP to be determined using actuarial methods, in the statutory statements for the year ended December 31, 2001 for the Insurance Companies (the "Reserves") were determined in accordance with commonly accepted actuarial standards applied in each case in a manner consistent with past practices, are fairly stated in accordance with sound actuarial principles, and are based on actuarial assumptions which are in accordance with those called for by the provisions of Policies issued by the Insurance Companies and necessary to meet the requirements of applicable law.

     4.31. Regulatory Filings. Seller has made available for inspection by Buyer all registrations, filings, submissions made with any governmental or regulatory body, and reports of examinations issued by any such governmental or regulatory body since January 1, 1999 made by or with respect to the Companies. Seller has timely filed, or caused to be timely filed, all reports, statements, documents, registrations, filings or submissions required to be filed by Seller or the Companies with any governmental or regulatory body in connection with the business pursued by the Companies. Except as disclosed in Schedule 4.31, all such registrations, filings and submissions were in compliance in all material respects with applicable law when filed or as amended or supplemented, and no material deficiencies have been asserted by any such governmental or regulatory body with respect to such registrations, filings or submissions that have not been satisfied or otherwise resolved.

     4.32. Producers. Except as provided on Schedule 4.32, the Companies enjoy good relations, and are not involved in any material dispute, with their agents, general agents, brokers, reinsurance intermediaries, employees, consultants, producers, financial institutions, internet portal and service providers, and other persons and entities which market their products (collectively, "Producers"). Schedule 4.32 contains the standard forms of contract or contracts with such Producers, including any Contract or arrangement with any of the Companies that provides for compensation outside the prevailing industry practice. The Companies have implemented procedures and programs which are reasonably designed to ensure that its agents and employees are in compliance with all applicable laws, including laws, regulations, directives and opinions of governmental authority relating to advertising, licensing and sales practice.

     4.33. Employee Matters.

     Except as set forth in Schedule 4.33, none of the Companies has (i) ever had any employees, or (ii) adopted, maintained, sponsored or participated in any pension, welfare, deferred compensation, incentive compensation, profit sharing, stock, retirement, 401(k), or other benefit plan or arrangement, or any group term life insurance, group health insurance or group dental plans, for or involving any of its officers, directors, agents, consultants or other similar representatives.

     4.34. Reliance National Insurance Company. Except as otherwise specifically described in Schedule 4.34 or as otherwise reflected in the Financial Statements, none of the Companies is subject to any liability whatsoever resulting from or relating to the transactions pursuant to which Seller acquired certain of Reliance National Insurance Company's business. under that certain agreement, dated December 29, 1999, by and among Seller and Reliance National Insurance Company.

     4.35. Information Systems. Schedule 4.35 lists all of the material hardware (including, without limitation, computers, servers and peripheral devices and telecommunications devices) owned or leased by the Companies ("Hardware") and used in the Companies' businesses as currently conducted. Schedule 4.35 lists the material software owned or licensed (other than "shrink wrap" software) and used in the Companies' business and operations as currently conducted. Except as set forth on Schedule 4.35, no material owned Hardware or software is, and to Sellers' Knowledge no material licensed or leased Hardware or software is, subject to any outstanding Lien, judgment, injunction, order, decree or agreement of any kind restricting its use by the Companies. Except as set forth on Schedule 4.35, as to any material Hardware or software which Schedule 4.35 indicates is not owned by the Companies, the Companies have the right to use the same pursuant to a valid license therefore. At Closing, the Companies will possess all current documentation relating to software listed on Schedule 4.35.

     4.36. Kemper General Agency and KEA. Each of Kemper General Agency and KEA
(i) is duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has its principal place of business in the Commonwealth of Pennsylvania; (iii) has as one of its purposes the authority to act as an agent, general agent or managing general agent ("Agent"), as the case may be, under applicable insurance laws; and (iv) possesses a license to act as an Agent issued by the insurance regulatory authority in each jurisdiction in which it currently transacts business.

     4.37. Disclosure. To the Knowledge of Seller, no representation or warranty by Seller contained in this Agreement nor any exhibit, schedule, statement, certificate or other instrument furnished or to be furnished by or on behalf of Seller to Buyer or its representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make any statement contained herein or therein not materially misleading.

     4.38. No Other Representations or Warranties.

          (a) Except for the representations and warranties contained in (i) this Agreement, (ii) the Schedules hereto, or (iii) any certificate furnished to Buyer pursuant to this Agreement, none of Seller, any advisor to Seller, or any other third Person makes any express or implied representation or warranty on behalf of Seller, and Seller hereby disclaims any such representation or warranty whether by Seller, any of its affiliates, officers, directors, employees, agents, advisors or representatives or by any other third Person.

          (b) In particular, without limiting the foregoing disclaimer, none of the following shall be deemed to constitute a representation or warranty of any Person referred to in paragraph (a) of this Section 4.38: (i) any financial projection or forecast relating to the Companies or (ii) any oral or written information presented to the Buyer or its affiliates during any discussions with management, other than any information set forth in (x) this Agreement, (y) the Schedules hereto, or (z) any certificate furnished to Buyer pursuant to this Agreement. With respect to any projection or forecast delivered by or on behalf of Seller to Buyer or any of its affiliates, the Buyer acknowledges that (A) there are uncertainties inherent in attempting to make such projections and forecasts, (B) it is familiar with such uncertainties, (C) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts so furnished to it, and (D) it shall have no claim against Seller or any third Person with respect thereto other than a claim for fraud or bad faith.

5.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller that:

     5.1. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     5.2. Authority. The execution, delivery, and compliance with the terms of this Agreement by Buyer and the performance by Buyer of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a legal, valid, and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms; provided, however, that the enforceability of the rights and remedies provided in this Agreement is subject to any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting generally the enforcement of creditors' rights and to general principles of equity (whether or not considered in a court of law or equity).

     5.3. No Conflicts or Violations. The execution and delivery of this Agreement by Buyer do not, and the performance of its obligations under this Agreement will not:

          (a) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions or provisions of the articles or certificate of incorporation or bylaws of Buyer;

          (b) subject to obtaining the consents and approvals contemplated by Sections 6.1 and 7.1, violate any term or provision of any statute, law, regulation or rule or any writ, judgment, decree, injunction, or similar order, or any agreement with any governmental or regulatory authority applicable to Buyer;

          (c) result in the creation or imposition of any Lien upon any assets or properties of Buyer;

          (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any material contract to which Buyer is a party or by which any of its assets or properties may be bound; or

          (e) require Buyer to obtain any material consent, approval, or action of, or make any material filing with or give any notice to, any Person except as identified on Schedule 7.1.

     5.4. Compliance with Securities Laws. Buyer is acquiring the Shares for its own account for investment only, with no present intention of reselling or otherwise disposing of all or any portion of the Shares in a manner which would constitute a violation of the federal or applicable state securities laws and regulations.

     5.5. Pending Suits and Proceedings. There are no actions, suits, claims, or investigations pending or, to the Knowledge of Buyer, threatened, nor any legal, administrative or arbitration proceedings pending or to the Knowledge of Buyer threatened, nor is there any outstanding order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, against or affecting Buyer which would restrain, enjoin, prohibit or in any way impair the ability of Buyer to consummate any of the transactions contemplated herein.

     5.6. Consents and Approvals of Governmental Authorities. Except for the consents and approvals listed in Schedule 7.1, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be obtained or made by Buyer in connection with Buyer's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein by Buyer.

     5.7. [Intentionally Omitted]

     5.8. Disclosure. To the Knowledge of Buyer, no representation or warranty by Buyer contained in this Agreement nor any exhibit, schedule, statement, certificate or other instrument furnished or to be furnished by or on behalf of Buyer to Seller or its representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make any statement contained herein or therein not misleading.

     5.9. No Other Representations or Warranties. Except for the representations and warranties contained in (i) this Agreement, (ii) the Schedules hereto, or
(iii) any certificate furnished to Seller pursuant to this Agreement, none of Buyer, any advisor to Buyer or any other third Person makes any express or implied representation or warranty on behalf of Buyer, and Buyer hereby disclaims any such representation or warranty whether by Buyer or any of its affiliates, officers, directors, employees, agents, advisors or representatives or any other third Person.

6.   COVENANTS OF SELLER

     Seller covenants and agrees with Buyer that, at all times before the Closing, Seller will comply with all covenants and provisions of this Article 6 except (i) to the extent Buyer may otherwise consent in writing (ii) to the extent otherwise required or permitted by this Agreement or any Ancillary Agreement or (iii) as required by applicable law or regulation.

     6.1. Consents and Approvals. Seller will, and will cause the Companies to,
(a) take all commercially reasonable steps necessary, and proceed diligently and in good faith and use all commercially reasonable efforts to obtain, as promptly as practicable, all consents, approvals, authorizations, and clearances of the Persons identified on Schedule 6.1 required of Seller or the Companies to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Persons as Buyer or such Persons may reasonably request, and (c) cooperate with Buyer in obtaining, as promptly as practicable, all approvals, consents, authorizations, and clearances of Persons required of Buyer to consummate the transactions contemplated hereby.

     6.2. Investigation by Buyer. Seller will provide and will cause the Companies to provide Buyer and its counsel, accountants, actuaries, and other representatives with reasonable access, upon prior written notice and during normal business hours, to all facilities, officers, employees, agents, accountants, actuaries, assets, and books and records of the Companies and will furnish Buyer and such representatives during such period with all such information and data (including without limitation copies of contracts and other books and records) concerning the business, operations, and affairs of the Companies as Buyer or any of such representatives reasonably may request. The foregoing shall not require Seller to permit any inspection, or to disclose any information, that in the reasonable judgment of Seller could reasonably be expected to result in (i) the disclosure of any trade secrets of third parties or the violation of any obligations of Seller or any of the Companies with respect to confidentiality if Seller shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure, (ii) the waiver of any applicable attorney-client privilege, or (iii) the violation of any applicable law or regulation.

     6.3. Conduct of Business. Except as otherwise specifically contemplated by this Agreement, Seller will cause each of the Companies to conduct its business only in the ordinary course and consistent with past practice.

     6.4. Financial Statements and Reports. As promptly as practicable, and except as otherwise provided herein, Seller will deliver to Buyer true and complete copies of such financial statements, reports, or analyses as may be prepared or received by the Companies, including without limitation monthly and quarterly statements, normal internal reports (such as those reflecting monthly cash flow), and special reports (such as those of consultants) relating to the Companies' business operations and affairs. Each such financial statement, including without limitation each balance sheet and each of the statements of operations, capital and surplus account and cash flow, shall be prepared in accordance with SAP or GAAP, as applicable, applied on a basis and in a manner consistent with prior periods except as disclosed in the footnotes thereto, shall be true and complete in all material respects, and shall fairly represent the financial condition as of the respective date thereof, and the results of operations and changes in capital and surplus and in cash flow for and during the respective period covered thereby of the Companies. Each such report or analysis shall be true and complete in all material respects. Not later than June 1, 2002, Seller shall provide to Buyer a complete copy of the audited annual statutory financial statement filed by each Insurance Company with the Illinois Department of Insurance.

     6.5. Investments. The Companies will invest its future cash flow, any cash from matured and maturing investments, any cash proceeds from the sale of the Companies' assets, and any cash funds currently held by the Companies, exclusively in Acceptable Financial Assets, except as otherwise required by law, statute, rule or regulation.

     6.6. No Charter Amendments. Seller will cause the Companies to refrain from amending the Companies' certificates of incorporation or bylaws and from taking any action with respect to any such amendment.

     6.7. No Issuance of Securities. Seller will cause the Companies to refrain from authorizing or issuing any shares of the Companies' capital stock or other equity securities or entering into any contract or granting any option, warrant, or right calling for the authorization or issuance of any such shares or other equity securities, or creating or issuing any securities directly or indirectly convertible into or exchangeable for any such shares or other equity securities, or issuing any options, warrants, or rights to purchase any such convertible securities.

     6.8. No Dividends. Seller will cause the Companies to refrain from declaring, setting aside, or paying any dividend or other distribution in respect of the capital stock of the Companies and from directly or indirectly redeeming, purchasing, or otherwise acquiring any capital stock of the Companies or any interest in or right to acquire any such stock.

     6.9. No Disposal of Property. Seller will cause the Companies to refrain from disposing of any assets or properties of the Companies and from permitting any assets or properties of the Companies to be subjected to any Liens, in each case, other than in the ordinary course of business.

     6.10. No Breach or Default. Seller will cause the Companies to refrain from violating, breaching, or defaulting, and from taking or failing to take any action, in each case, in any material respect, that (with or without notice or lapse of time or both) would constitute a violation, breach, or default, in any way under any term of any contract to which any of the Companies is a party or by which any of the assets or properties of the Companies is or may be bound.

     6.11. No Indebtedness. Between the date hereof and the Closing, without the prior written consent of Buyer, Seller shall not permit any of the Companies to incur or to become subject to any material liability or obligation (absolute, contingent or otherwise) (including, without limitation, any surplus notes) except liabilities or obligations incurred in the ordinary course of business (other than bank indebtedness in excess of the bank indebtedness of the Company outstanding on the date hereof, which excess shall not be deemed in the ordinary course of business) or as required by law or regulatory authority or as contemplated hereunder.

     6.12. No Contracts. Except with the approval of Buyer or as required by applicable law, and except as otherwise contemplated in this Agreement or any Ancillary Agreement, Seller will cause the Companies to refrain from issuing or entering into any contract, agreement or other commitment, written or otherwise, other than any insurance contracts or policies and other agreements entered into in the ordinary course.

     6.13. No Acquisitions. Seller will cause the Companies to refrain from (a) merging, consolidating, or otherwise combining or agreeing to merge, consolidate, or otherwise combine with any other Person, (b) acquiring or agreeing to acquire blocks of business or all or substantially all the assets or properties or capital stock or other equity securities of any other Person, or
(c) otherwise acquiring or agreeing to acquire control or ownership of any other Person.

     6.14. [Intentionally Omitted]

     6.15. Intercompany Liabilities. At least two (2) business days before the Closing Date, Seller will furnish Buyer with a true and complete list and description of all liabilities and receivables between the Companies and Seller or any other affiliate of the Companies (including any liability of the Companies under any Tax allocation or Tax sharing agreement) which would otherwise be outstanding on the Closing Date. Except as specifically provided below with respect to Tax sharing agreements, or as otherwise contemplated in this Agreement, all such liabilities will be paid in full at or before the Closing. Except as contemplated in this Agreement, the Companies will not enter into any contract and, will not engage in any transaction with or make any payment or distribution to Seller or any other affiliate of the Companies. Except as contemplated in this Agreement, on the Closing Date, Seller will terminate and will cause its affiliates to terminate each contract between or among the Companies and Seller or any other affiliate of the Companies.

     6.16. [Intentionally Omitted]

     6.17. [Intentionally Omitted]

     6.18. Books and Records. On the Closing Date, Seller will deliver to Buyer or will make available to Buyer at the offices of the Companies all books and records of the Companies and, if (at any time after the Closing) Seller discovers in its possession or under its control any other books and records of the Companies, Seller will forthwith deliver such books and records to Buyer.

     6.19. Notice and Cure. Seller will notify Buyer promptly in writing of, and contemporaneously will provide Buyer with true and complete copies of any and all information or documents relating to, and will use commercially reasonable efforts to cure before the

Closing, any event, transaction, or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of Seller under this Agreement to be breached, or that renders or will render untrue any representation or warranty of Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. Notwithstanding the foregoing, Buyer shall have the right to terminate this Agreement pursuant to clause (a)(iii) of Section 21 only if Seller has not cured any breach of any of its obligations hereunder within the period specified in
Section 21.

7.   COVENANTS OF BUYER

     Buyer covenants and agrees with Seller that, at all times before the Closing, Buyer will comply with all covenants and provisions of this Article 7, except (i) to the extent Seller may otherwise consent in writing, (ii) to the extent otherwise required or permitted by this Agreement, or (iii) as required by applicable law or regulation.

     7.1. Consents and Approvals. Buyer will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts to obtain, as promptly as practicable, all consents, approvals, authorizations, and clearances of the Persons identified on Schedule 7.1 required of Buyer to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Persons as Seller or such Persons may reasonably request, and (c) cooperate with Seller in obtaining, as promptly as practicable, all approvals, consents, authorizations, and clearances of Persons required of Seller to consummate the transactions contemplated hereby.

     7.2. Notice and Cure. Buyer will notify Seller promptly in writing of, and contemporaneously will provide Seller with true and complete copies of any and all information or documents relating to, and will use its best efforts to cure before the Closing, any event, transaction, or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of Buyer under this Agreement to be breached, or that renders or will render untrue any representation or warranty of Buyer contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. Notwithstanding the foregoing, Seller shall have the right to terminate this Agreement pursuant to clause (a)(iii) of Section 21 only if Buyer has not cured any breach of any of its obligations hereunder within the period specified in
Section 21.

8.   MUTUAL COVENANTS

     8.1. Seller's Tax Returns. Seller shall prepare and file, or cause to be prepared and filed, all material Tax Returns for taxable periods ending on or prior to the Closing Date required to be filed (giving effect to any valid extensions of time) including, but not limited to, all calendar year 2001 Tax Returns and those Tax Returns for the short taxable period commencing on January 1, 2002, and ending on the Closing Date and shall pay all Taxes shown thereon to be due. Seller shall prepare such Tax Returns in a manner consistent with the Tax Returns of the Companies filed prior to the Closing for taxable periods ending on or before December 31, 2000 (the "Prior Year Returns"). Buyer shall cause the Companies to pay, or shall itself pay or make provisions to pay on a timely basis, to Seller all Taxes to the extent reflected as liabilities on the Final Closing Balance Sheet as adjusted in accordance with
Section 8.3. Such payment will exclude any Taxes which are a result of the Code
Section 338(h)(10) election as described in Section 8.8. The Final Closing Balance Sheet will not reflect an accrual for the Taxes which result from (1) the Code Section 338(h)(10) election, (2) the purchase and sale of the Shares, or (3) Section 3.1 of this Agreement.

     8.2. Buyer's Tax Returns. Buyer shall prepare and file, or cause to be prepared and filed, all material Tax Returns for taxable periods ending after the Closing Date required to be filed (giving effect to any valid extensions of time) and shall pay all Taxes due with respect to such Tax Returns; provided that Seller shall reimburse Buyer for any Straddle Period amount owed by Seller pursuant to Section 13.8 (A) subject to offset for any Taxes accrued for on the Final Closing Balance Sheet, within 30 days of Buyer's written notification to Seller of Seller's liability pursuant to Section 13.8 (A).

     8.3. Tax Liability Adjustments. All liabilities or refunds for Taxes for Tax periods covered in Sections 8.1 and 8.2 which are reflected or which should have been reflected on the Final Closing Balance Sheet shall be adjusted to their correct amount based on the Tax Returns as actually filed. Cash settlement of the difference between the accruals on the Final Closing Balance Sheet and the actual Tax Returns shall be made within 30 days of the filing of such Tax Returns.

     Any and all Taxes attributable to a Pre-Closing Tax Period that arise from the Code Section 338(h)(10) election described in Section 8.8 below shall be entirely borne by Seller.

     8.4. Tax Return Filings. Buyer and Seller agree to cause the Companies to file all Tax Returns for the period including the Closing Date on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant taxing authority will not accept a Tax Return filed on that basis.

     8.5. Amended Returns. Seller shall be responsible for filing any amended, consolidated, combined or unitary Tax Returns for taxable years ending on or prior to the Closing Date which are required as a result of examination adjustments made by the Internal Revenue Service or by the applicable state or local taxing authorities for such taxable years as finally determined. For those jurisdictions in which separate Tax Returns are filed by any of the Companies, any required amended returns resulting from such examination adjustments, as finally determined, shall be prepared by Seller and furnished to such Company, as the case may be for approval, signature and filing at least 30 days prior to the due date for filing such returns.

     8.6. Cooperation. Seller, each of the Companies and Buyer shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer and Seller recognize that Seller and its affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Companies to the extent such records and information pertain to events occurring prior to the Closing Date;

therefore, Buyer agrees, and agrees to cause each of the Companies, (i) to use its best efforts to properly retain and maintain such records until the applicable statute of limitations has expired, and (ii) to allow Seller and its agents and representatives (and agents or representatives of any of its affiliates), at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as Seller may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at Seller's expense.

     Seller shall provide prompt notice (within thirty (30) days of receiving an Internal Revenue Service Notice of Proposed Adjustment or similar notification from any other taxing authority) to Buyer of any issue raised in any official inquiry, examination or proceeding involving any Taxes relating to any of the Companies for any period prior to and including the Closing Date.

     8.7. Post-Closing Prohibitions. On or after the Closing Date, neither Buyer nor any of the Companies shall, with respect to any Pre-Closing Tax Period (as defined hereinafter), (i) file any amended Tax Return, or (ii) carry back any loss or other Tax attribute.

     8.8. Section 338(h)(10) Election. If Buyer and Seller mutually agree, Buyer and Seller shall join in timely making an election under Code Section 338(h)(10) and similar elections under any applicable state or local income Tax laws with respect to each Company. In the event that the Buyer and Seller mutually agree to make a Code Section 338(h)(10) election, then the Buyer and Seller shall report the transactions consistent with such election under Code Section 338(h)(10) or any similar state or local Tax provision (the "Elections"). Buyer and Seller shall timely execute any and all forms necessary to effectuate the Elections (including, without limitation, Internal Revenue Service Form 8023 and any similar forms under applicable state or local income Tax laws (the "Section 338 Forms").

     In the event the Elections are made, the Buyer and Seller agree to use all reasonable efforts to enter into an agreement (the "Allocation Agreement") as soon as practicable after the Closing to determine the Modified Aggregate Deemed Sale Price ("MADSP"), pursuant to Code Section 338(h)(10) and the regulations thereunder, of the assets of the Companies. Buyer shall initially prepare a statement(s) setting forth a proposed computation and allocation of MADSP (the "Computation") and submit it to Seller no later than 120 days after the Closing. If within 30 days of Seller's receipt of the Computation, Seller shall not have objected in writing to such Computation, the Computation shall become the Allocation Agreement. If within 60 days of Seller's receipt of the Computation, Seller and Buyer have not adopted an Allocation Agreement, the parties shall submit any disputed matter to the Independent Accounting Firm, and cause the Independent Accounting Firm to deliver a final, binding and conclusive written report resolving all such disputed matters within 30 days of the submission thereof to the Independent Accounting Firm. Seller and Buyer shall each cause the Section 338 Forms to be duly executed by an authorized person for Seller and Buyer, respectively, within 30 days prior to the date such Section 338 Forms are required to be filed, and shall duly and timely file the Section 338 Forms in accordance with applicable Tax laws and the terms of this Agreement.

     Notwithstanding the previous statements in Section 8.8 of this Agreement, Buyer and Seller agree to make a Code Section 338(h)(10) election with respect to KEGI.

     8.9. Tax Sharing Agreements. All Tax sharing agreements between the Companies, on the one hand, and Seller and its affiliates (other than the Companies), on the other hand, shall be terminated effective at Closing, and the Companies shall not be bound thereby and shall have no liability after the Closing for amounts due or arising thereunder, other than in respect of any Taxes (due or refundable) which are attributable to a Pre-Closing Tax Period. The Companies shall not be entitled to any refunds of Taxes to the extent that such refunds were not accrued for as a current recoverable on the Final Closing Balance Sheet, except for those contemplated by Section 8.3 of this Agreement.

     8.10. Buyer's Payments. Buyer shall be responsible for and shall pay to the Seller any Taxes imposed on Seller or its affiliates as a result of transactions occurring on the Closing Date that are properly allocable to periods after the Closing Date as provided in Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) or comparable provisions of state or local law.

     8.11. Treatment of Indemnification Payments. All indemnification amounts paid by Seller or Buyer shall be treated to the extent permitted by applicable law as an adjustment to the purchase price for Tax purposes.

     8.12. Consistency of Tax Returns. Seller and Buyer shall file all Tax Returns consistently, and take no position that is inconsistent, with the Code
Section 338(h)(10) election.

     8.13. Eligibility for Elections. Seller and Buyer represent, warrant and covenant that they are eligible to make the Elections.

9.   CONDITIONS TO THE OBLIGATIONS OF SELLER

     Except as may be waived in writing by Seller, the obligations of Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     9.1. Representations and Warranties. All representations and warranties of Buyer contained in this Agreement that contain any materiality qualifier shall be true and correct in all respects, and all representations and warranties of Buyer that do not contain a materiality qualifier shall be true and correct in all material respects, in each case, on and as of the Closing Date as if made on and as of the Closing Date, except that any representations and warranties that are made as of a particular date and which relate solely to a particular date or period shall be true and correct in all material respects as of such date and for such period.

     9.2. Performance. Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     9.3. No Injunction, etc. There shall not be outstanding, pending or threatened on the Closing Date any lawsuit, action, governmental proceeding, order or decree, or any complaint or judicial or administrative or regulatory proceeding or written notice seeking an order or decree restraining or enjoining or otherwise opposing the consummation of this Agreement or any of the transactions contemplated hereby or that could impair the ability of Buyer to consummate the transactions contemplated herein.

     9.4. Consents and Authorizations. All consents and approvals set forth on Schedules 6.1 and 7. 1 shall have been received on terms and conditions reasonably satisfactory to Seller.

     9.5. Delivery of Closing Documents. Buyer shall have furnished at the Closing all documents and materials contemplated by Article 12 of this Agreement.

     9.6. Tender of Purchase Price. Buyer shall have tendered payment of the Closing Date Payment in the manner described in Section 2.2 of this Agreement.

     9.7. Closing under the Asset Purchase Agreement. The Closing under the Asset Purchase Agreement shall have occurred and the Ancillary Agreements shall have been executed.

10.  CONDITIONS TO THE OBLIGATIONS OF BUYER

     Except as may be waived in writing by Buyer, the obligations of Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     10.1. Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date (except that any representations and warranties that are made as of a particular date and which relate solely to a particular date or period shall be true and correct as of such date and for such period), except as would not in the aggregate have a Material Adverse Effect (ignoring, for this purpose, any materiality qualifier in any such representation or warranty).

     10.2. Performance. Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     10.3. No Injunction, etc. There shall not be outstanding, pending or threatened on the Closing date any lawsuit, action, governmental proceeding, order or decree, or any complaint or judicial or administrative or regulatory proceeding or written notice seeking an order or decree restraining or enjoining or otherwise opposing the consummation of this Agreement or any of the transactions contemplated hereby or that could have a Material Adverse Effect.

     10.4. Consents and Authorizations. All consents and approvals set forth on Schedules 6.1 and 7.1: (a) to be obtained from a governmental authority shall have been obtained on terms and conditions that would not (i) result in a Material Adverse Effect or (ii) result in the imposition on the Companies, any of their Affiliates or any of their respective businesses, of any material cost, liability or restriction not consented to by Buyer, and (b) to be obtained from any other third party shall have been obtained, other than such consents and approvals the failure to obtain which would not, individually or in the aggregate, result in a Material Adverse Effect. All consents and approvals described in clause (b) of the preceding sentence that have been obtained shall be on terms and conditions which would not (1) result in a Material Adverse Effect, or (2) result in the imposition on the Companies, any of their affiliates or any of their respective businesses of any material cost, liability or restriction not consented to by Buyer.

     10.5. Delivery of Closing Documents. Seller shall have furnished at the Closing all documents and materials contemplated by Article 11 of this Agreement.

     10.6. Tender of Shares. Seller shall have tendered the Shares to Buyer.

     10.7. Satisfactory Completion of the Commutation Agreements. Each of the commutation agreements contemplated in Section 3.2 shall have been entered into in form and substance reasonably satisfactory to Buyer.

     10.8. Satisfactory Completion of the Point and Quote Dissolution or Transfer. The dissolution or transfer of Point and Quote shall have been completed as contemplated in Section 3.3.

     10.9. Closing under the Asset Purchase Agreement. The Closing under the Asset Purchase Agreement shall have occurred and the Ancillary Agreements shall have been executed.

     10.10. [Intentionally Omitted]

     10.11. [Intentionally Omitted]

     10.12. Estimated Closing Balance Sheet. The Estimated Closing Balance Sheet shall have been delivered to the Buyer.

11.  SELLER'S CLOSING DELIVERIES

     At the Closing, Seller will deliver to Buyer the following items against delivery of items specified in Article 12 below:

          (a) The certificate representing the Shares duly endorsed in blank or with stock powers duly endorsed in blank;

          (b) A certificate executed by the President or other duly authorized officer of Seller certifying that all corporate action on the part of Seller necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated thereunder by Seller has been duly taken;

          (c) A certificate executed by the President or other duly authorized officer of Seller certifying that (i) all representations and warranties of Seller contained in this Agreement are true and correct on and as of the Closing Date as if made on and as of such Closing Date (except that any representations and warranties that are made as of a particular date and which relate solely to a particular date or period shall be certified as true and correct as of such date and for such period) except as would not in the aggregate have a Material Adverse Effect (ignoring, for this purpose, any materiality qualifier in any such representation or warranty); and (ii) Seller has performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with prior to or on the Closing Date;

          (d) Duly executed resignations from all of the Companies' directors and officers effective as of the Closing Date;

          (e) Copies of any documents evidencing that the conditions precedent to the sale of the Shares as set forth in Article 10 of this Agreement have been satisfied;

          (f) Copies of any and all consents and approvals listed on Schedule
     6.1 that have been obtained prior to the Closing Date;

          (g) Certificates issued within fifteen (15) days prior to Closing by each of the regulatory authorities having jurisdiction over the Insurance Companies in the states listed on Schedule 4.18, evidencing the licensure and good standing of the Companies;

          (h) A certificate issued within fifteen (15) days prior to Closing by the Illinois Department of Insurance evidencing the licensure and good standing of the Insurance Companies in Illinois; and

          (i) The Companies' minute books (including the original or a certified copy of the Certificate of Incorporation and Bylaws), stock record books, and corporate seals.

12.  BUYER'S CLOSING DELIVERIES

     At the Closing, Buyer will deliver to Seller the following items against delivery of items specified in Article 11 above:

          (a) A certificate executed by the President or other duly authorized officer of Buyer certifying that all corporate action on the part of Buyer necessary to authorize the execution, delivery and performance of this Agreement by Buyer has been duly taken;

          (b) A certificate executed by the President or other duly authorized officer of Buyer certifying that (i) all representations and warranties of Buyer that contain any materiality qualifier are true and correct in all respect, and all representations and warranties of Buyer that do not contain a materiality qualifier are true and correct in all material respects, in each case, on and as of the Closing Date as if made on and as of such Closing Date, except that any representations and warranties that are to be made as of a particular date and which relate solely to a particular date or period shall be certified as true and correct in all material respects as of such date and for such period; and (ii) Buyer has performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with prior to or on the Closing Date;

          (c) Copies of any and all consents and approvals listed on Schedule
     7.1 that have been obtained prior to the Closing;

          (d) Cash or a certified or bank cashier's check or wire transfer of immediately available funds for the full amount of the Closing Date Payment specified in Section 2.2 of this Agreement; and

          (e) Copies of any documents evidencing that the conditions precedent set forth in Article 9 of this Agreement have been satisfied.

13.  INDEMNIFICATIONS

     13.1. Indemnification by Seller. Seller hereby agrees upon the terms, conditions and limitations and in accordance with the procedures set forth in this Article 13, to defend the Seller Indemnitees from and against any Loss or Losses asserted against any Seller Indemnitee and to indemnify and hold harmless the Seller Indemnitees for all actual Loss or Losses imposed upon or incurred by any of the Seller Indemnitees, in either case arising from (i) any breach of representation or warranty, or non-fulfillment of any covenant or agreement, by Seller contained in this Agreement or any certificate, schedule, list or other document delivered by Seller to Buyer pursuant to this Agreement, (ii) any employment contracts between Seller or any of its affiliates and any individual providing services to any of the Companies or (iii) any enforcement of this indemnity. Notwithstanding anything in this Agreement to the contrary, Seller shall not be required hereunder to indemnify, defend or hold Seller Indemnitees, any of their affiliates or any other Person or entity harmless from or against any Losses arising from or relating to (A) insurance or reinsurance losses or loss adjustment expenses (including reserves in respect thereof), except to the extent specifically provided in Section 13A, or (B) Taxes, except to the extent specifically provided in Section 13.8, or (C) any Losses reflected on the Final Closing Balance Sheet.

     13.2. Indemnification by Buyer. Buyer hereby agrees upon the terms, conditions and limitations and in accordance with the procedures set forth in this Article 13 to defend the Buyer Indemnitees from and against any Loss or Losses asserted against any Buyer Indemnitee and to indemnify and hold harmless the Buyer Indemnitees for all actual Loss or Losses imposed upon or incurred by any of the Buyer Indemnitees, in either case arising from (i) any breach of representation or warranty, or non-fulfillment of any covenant or agreement, by Buyer contained in this Agreement or any certificate, schedule, list or other document delivered by Buyer to Seller pursuant to this Agreement or (ii) any enforcement of this indemnity.

     13.3. Limits on Indemnification. Notwithstanding the foregoing,

          (a) Except as expressly provided in this Section 13.3(a), the aggregate amount for which Seller shall be liable under this Article 13 shall in no event exceed the Purchase Price, as finally determined using the Final Closing Balance Sheet. Seller shall be required to indemnify the Seller Indemnitees pursuant to this Article 13 only to the extent that the indemnified amounts and aggregate Losses incurred by the Seller Indemnitees exceeds five hundred thousand dollars ($500,000) and, in such event, indemnification shall be made by Seller only to the extent of such excess. The limitations contained in the preceding two sentences of this
     Section 13.3(a) shall not apply to any Losses arising under (w) Section 13.1(ii); (x) Section 13.8; (y) Section 13.9; or (z) Section 13.1(iii) to the extent such enforcement under such Section 13.1(iii) relates to Losses under (w), (x) or (y).

          (b) Each Indemnified Party (as hereinafter defined) shall use commercially reasonable efforts to collect any amounts available under any insurance coverage with respect to any Loss indemnifiable hereunder and from such other Person alleged to have responsibility therefor and to realize any Tax benefit with respect to the Loss. The amount of any Losses sustained by an Indemnified Party shall be reduced by the amount of any Tax benefit with respect to the Loss. If an Indemnified Party realizes a Tax benefit or receives an amount under insurance coverage or from any other Person alleged to have responsibility with respect to Losses sustained at any time subsequent to any indemnification provided pursuant to this
     Article 13, then such Indemnified Party shall promptly reimburse the applicable Indemnifying Party (as hereinafter defined) for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification up to such amount realized or received by the Indemnified Party, as applicable.

          (c) Each Indemnified Party shall be obligated to use its commercially reasonable efforts to mitigate the amount of any Loss for which it is entitled to seek indemnification hereunder, and the Indemnifying Party shall not be required to make any payment to an Indemnified Party in respect of such Loss to the extent such Indemnified Party has failed to comply with the foregoing obligation.

          (d) Upon making any indemnification payment, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnified Party against any third Person in respect of the Loss to which the payment relates; provided, however, that until the Indemnified Party recovers full payment of its Loss, any and all claims of the Indemnifying Party against any such third Person on account of said payment are hereby made expressly subordinated and subjected in right of payment to the Indemnified Party's rights against such third Person. Without limiting the generality of any other provision hereof, each such Indemnified Party and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

     13.4. Claims Notice.

          (a) In the event that any party hereto wishes to assert a claim for indemnification hereunder (including, but not limited to, claims arising from a claim or demand made, or an action, proceeding or investigation instituted, by any Person not a party to this Agreement that may result in a Loss for which indemnification is claimed under this Article 13 (a "Third Party Claim")), such party seeking indemnification (the "Indemnified Party") shall give written notice (a "Claims Notice") to the other party (the "Indemnifying Party"). Such Claims Notice shall be delivered to the Indemnifying Party as promptly as practicable after such claim becomes known to the Indemnified Party, specifying in detail the facts constituting the basis for, and the amount of, the claim asserted. The failure by any Indemnified Party to notify the Indemnifying Party in a timely manner as specified in the preceding sentence shall relieve any Indemnifying Party from its indemnification obligations only to the extent such failure or other actions taken by the Indemnified Party in response to such claim shall actually prejudice an Indemnifying Party.

          (b) Subject to the provisions of Section 13.4(c), upon receipt of a Claims Notice the Indemnifying Party shall have the right to assume the defense and control of Third Party Claims. In the event the Indemnifying Party exercises such rights to assume the defense and control of a Third Party Claim, the Indemnified Party shall have the right but not the obligation reasonably to participate in (but not control) the defense of Third Party Claims with its own counsel and at its own expense. Any election by an Indemnifying Party whether to assume the defense of a Third Party Claim must be received by the Indemnified Party within a reasonable time period after receipt of the Indemnified Party's Claims Notice, and failure to send such notice within a reasonable time shall be deemed an election not to defend. If the Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnifying Party shall select counsel, contractors and consultants of recognized standing and competence after consultation with the Indemnified Party; shall take all steps necessary in the defense or settlement of such Third Party Claims; and shall at all times diligently and promptly pursue the resolution of such Third Party Claims. The Indemnified Party shall, and shall cause each of its directors, officers, employees, agents, representatives, Affiliates and permitted assigns to, cooperate fully with the Indemnifying Party in the defense of any Third Party Claim defended by the Indemnifying Party, which cooperation shall include, without limitation, designating a liaison counsel to whom the Indemnifying Party may direct notices and other communications, using reasonable efforts to make witnesses available, and providing records and documents to the extent such witnesses, records and documents are relevant to the Third Party Claim.

          (c) The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim as to which the Indemnifying Party has assumed the defense in accordance with the terms of Section 13.4(b), without the consent of any Indemnified Party, but only to the extent that such settlement or entry of judgment (i) provides solely for the payment of money, and (ii) provides a complete release of, or dismissal with prejudice of claims against, any Indemnified Party potentially affected by such Third Party Claim from all matters that were or could have been asserted in connection with such claims. Except as provided above, settlement or consent to entry of judgment shall require the prior approval of the Indemnified Party, such approval not to be unreasonably withheld. If requested by the Indemnifying Party, the Indemnified Party will cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim or cross-complaint against any Person (other than the Indemnified Party or its directors, officers, employees, agents, representatives, Affiliates, successors and permitted assigns). Unless and until the Indemnifying Party elects to defend the Third Party Claim, the Indemnified Party shall have the right, at its option and at the Indemnifying Party's expense, to defend and resolve the Third Party Claim in such manner as it reasonably deems appropriate.

     13.5. Procedures for Direct Claims. In the event any Indemnified Party shall have a claim for indemnity against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver written notice of such claim with reasonable promptness after such claim becomes known to the Indemnified Party to the Indemnifying Party specifying in detail the facts constituting the basis for, and the amount of, the claim asserted. The failure by any Indemnified Party to notify the Indemnifying Party in a timely manner as specified in the preceding sentence shall relieve any Indemnifying Party from its indemnification obligations only to the extent such failure or other actions taken by the Indemnified Party in response to such claim shall actually prejudice an Indemnifying Party.

     13.6. Indemnification Payments. Any payment arising under this Article 13 shall be made by wire transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing.

     13.7. Exclusivity. If the Closing occurs, and further subject in any case to (i) the right to enforce the indemnities provided for in this Article 13, and
(ii) to any rights and remedies provided in any Ancillary Agreement, and to the extent permitted by applicable law, the indemnities provided for in this Article 13 shall be the exclusive remedies of the parties hereto and their respective officers, directors, employees, agents and affiliates for any breach of or inaccuracy in any representation or warranty or any breach, nonfulfillment or default in the performance of any of the covenants or agreements contained in this Agreement (but not any such covenants or agreements to the extent they are by their terms to be performed after the Closing Date), and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof (including, without limitation, any common law rights of contribution), all of which the parties hereto hereby waive.

     13.8. Tax Indemnification.

          (A) In addition to any of the other indemnification obligations arising under this Agreement, Seller hereby agrees upon the terms and conditions and in accordance with the procedures set forth in this Agreement, to indemnify, defend and hold the Seller Indemnitees harmless from and against any Losses that any of the Seller Indemnitees shall incur or suffer, regardless of any Knowledge of Buyer of such Loss or Losses at the time of the Closing, resulting from or relating to (1) any and all liability for Taxes (i) of the Companies related to any taxable period ending on or prior to the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) such day ("Pre-Closing Tax Period") but only to the extent such Taxes have not been accrued for on the Final Closing Balance Sheet and (ii) attributable to Pre-Closing Tax Periods which result from the Elections contemplated by
     Section 8.8 of this Agreement, and (2) any enforcement of this indemnity.

          Notwithstanding the foregoing, Seller shall not indemnify any Seller Indemnitee from any liability for Taxes attributable to any action taken after the Closing by Buyer, any of its affiliates (including any of the Companies), (other than any such action expressly required by applicable law or by this Agreement) (a "Buyer Tax Act") or attributable to a breach by Buyer of its obligations under this Agreement (including but not limited to Buyer's covenants under Article 8 of this Agreement).

          In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"):

               (i) real, personal and intangible property Taxes ("property Taxes") of the Companies for the Pre-Closing Tax Period shall be equal to the amount of such property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and

               (ii) the Taxes of the Companies (other than property Taxes) for the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

          (B) Buyer hereby agrees upon the terms and conditions and in accordance with the procedures set forth in this Agreement to indemnify, defend and hold the Buyer Indemnitees harmless from and against any Loss or Losses that any of the Buyer Indemnitees shall incur or suffer, resulting from or relating to (1) any and all liability for Taxes (i) of the Companies related to any taxable period ending after the Closing Date (except to the extent such taxable period began before the Closing Date, in which case Buyer's indemnity will cover only that portion of any such Taxes that are not for the Pre-Closing Tax Period) and (ii) attributable to a Buyer Tax Act or to a breach by Buyer of its obligations under this Agreement (including but not limited to Buyer's covenants under Article 8 of this Agreement), and (2) any enforcement of this indemnity.

          (C) If a claim with respect to Taxes shall be made by any taxing authority, which, if successful, might result in an indemnity payment to an indemnified party pursuant to Section 13.8(A) or 13.8(B), the party receiving such claim shall promptly notify the other party in writing of such claim (a "Tax Claim"). If the indemnified party receives notification of a Tax Claim and fails to notify the indemnifying party within a sufficient period of time to allow the indemnifying party to effectively contest such Tax Claim, or in reasonable detail to apprise the indemnifying party of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, the indemnifying party shall not be liable to the indemnified party, any of its affiliates or any of their respective officers, directors, agents or employees to the extent that indemnifying party's position is actually prejudiced as a result thereof.

     With respect to any Tax Claim relating solely to a Pre-Closing Tax Period, Seller shall control all proceedings taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner.

     Seller, the Companies, and each of their respective affiliates shall cooperate with Buyer in contesting any Tax Claim, which cooperation shall include the retention until the applicable statute of limitations has expired and (upon Buyer's request) the provision to Buyer of records and information which are reasonably relevant to such Tax Claim, and making their employees available on a mutually convenient basis to provide additional reasonably relevant information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim. The Buyer, the Companies and each of their respective affiliates shall cooperate with Seller on the same basis as provided for in the preceding sentence.

     In no case shall Buyer, the Companies, or any of their respective officers, directors, agents or employees settle or otherwise compromise any Tax Claim relating to a Pre-Closing Tax Period (excluding Straddle Periods) without Seller's prior written consent. Likewise, in no case shall Seller, the Companies, or any of their respective officers, directors, agents or employees settle or otherwise compromise any Tax Claim relating to a Post-Closing Tax Period (excluding Straddle Periods) without Buyer's prior written consent.

     13.9. Interest. In the case of any payments made or costs or damages incurred and paid by a party, interest on the amount thereof shall accrue beginning the date any Loss is paid by the Indemnified Party or a date thirty
(30) days after written notice of the claim is given, whichever is later, provided that such notice is accompanied by documentation describing the basis of such claim in reasonable detail for evaluation; provided further, however, that the claiming party shall only be entitled to receive such interest to the extent that it is determined that such party is entitled to indemnification hereunder. Interest shall accrue until the claim is paid in full at a variable rate equal to the prime interest rate as published in the Money Rates column of the Wall Street Journal (the "Interest Rate").

13A. POST-CLOSING RESERVE ADJUSTMENTS.

     13A.1. Calculation and Adjustment. Not later than 90 days following the end of each calendar year until the Settlement Date (as defined in Section 13A.2), and not later than 90 days following the Settlement Date, Buyer shall provide Seller with a written report (the "Reserve Report") reflecting the calculation contemplated by Section 13A.2 ("Indicated Reserve Amount"), together with all work papers and actuarial memoranda used in establishing the Indicated Reserve Amount. The calculation of the Indicated Reserve Amount will be prepared in conformity with SAP as in effect on the Closing Date consistently applied and the books and records of the Insurance Companies (with the exception of ULAE which shall be calculated in accordance with Section 13A.2), and will present fairly the loss and loss adjustment expense reserves of the Insurance Companies as of the Settlement Date (or earlier date thereof). In the event that the Indicated Reserve Amount reflected on the final Reserve Report prepared as of the Settlement Date exceeds the loss and loss adjustment expense ("LAE") reserves, net of related third party reinsurance, salvage and subrogation recoverables and receivables, as shown in the Closing Date Balance Sheet ("Closing Reserves"), by at least $100,000, Seller shall pay or cause to be paid to Buyer in immediately available funds 90% of the amount (including such $100,000 amount) by which the Indicated Reserve Amount exceeds the Closing Reserves (including such $100,000 amount). In the event that the Closing Reserves exceed the Indicated Reserve Amount by at least $100,000, Buyer shall pay or cause to be paid to Seller in immediately available funds

90% of the amount (including such $100,000 amount) by which the Closing Reserves exceed the Indicated Reserve Amount (including such $100,000 amount).

     13A.2. Calculation Methodology. The Indicated Reserve Amount will be equal to the sum of (i) the Indicated Loss Reserve Amount as defined in Section 13A.3 and (ii) the Indicated ALAE Reserve Amount as defined in Section 13A.4 and (iii) the ULAE Percentage of the sum of (a) the Indicated Loss Reserve Amount plus (b) the Indicated ALAE Reserve Amount for the Subject Business ("ULAE"), in the case of each of (i) and (ii) and (iii) as of December 31, 2005 (the "Settlement Date") solely with respect to insurance or reinsurance issued, underwritten or assumed prior to the Closing Date by the Insurance Companies (the "Subject Business"). ULAE Percentage will be determined based on the quotient of (i) the amount of the unallocated loss adjustment expense reserves as of the Closing Date with respect to the Subject Business divided by (ii) the amount of the Closing Reserves. Notwithstanding anything herein to the contrary, and except as otherwise provided by Section 13A.7, the Indicated Reserve Amount shall exclude from losses and LAE any losses and LAE liabilities (i) paid or incurred in excess of the limits of any original policy, (ii) constituting an extra-contractual liability, or (iii) arising from the negligence, fraud or bad faith of any Insurance Company or any other of Buyer's affiliates or agents in the handling of the underlying claim, but only to the extent that any such losses and LAE liabilities in the case of each of (i), (ii) and (iii) arise out of acts or omissions occurring after the Closing Date.

     13A.3. Indicated Loss Reserve Amount. The Indicated Loss Reserve Amount will be the sum of (i) claims paid after the Closing Date for losses occurring on or prior to the Closing Date with respect to the Subject Business, (ii) case loss reserves held as of the Settlement Date for losses occurring on or prior to the Closing Date with respect to the Subject Business, and (iii) the bulk and incurred but not reported ("IBNR") loss reserves held as of the Settlement Date for losses occurring on or prior to the Closing Date with respect to the Subject Business, less applicable third party reinsurance, salvage and subrogation recoveries received or receivable after the Closing Date and applicable to losses incurred on or prior to the Closing Date. The loss reserves for the Subject Business will be calculated in accordance with SAP as in effect on the Closing Date consistently applied and generally accepted actuarial practices consistently applied.

     13A.4. Indicated ALAE Reserve Amount. The Indicated ALAE Reserve Amount will be the sum of (i) allocated loss adjustment expenses ("ALAE") paid after the Closing Date for losses occurring on or prior to the Closing Date with respect to the Subject Business, (ii) case ALAE reserves held as of the Settlement Date for losses occurring on or prior to the Closing Date with respect to the Subject Business and (iii) bulk and IBNR ALAE reserves held as of the Settlement Date for losses occurring on or prior to the Closing Date with respect to the Subject Business, less applicable third party reinsurance, salvage and subrogation recoveries received or receivable after the Closing Date and applicable to losses incurred on or prior to the Closing Date. The ALAE reserves for the Subject Business will be calculated in accordance with SAP as in effect on the Closing Date consistently applied and generally accepted actuarial practices consistently applied.

     13A.5. Dispute Resolution. Following the delivery of the Reserve Report to Seller, Buyer will cause the Insurance Companies to allow Seller to have reasonable access, during normal business hours and upon reasonable notice, to the books, records and work papers of the Insurance Companies relating to the Indicated Reserve Amount and the Subject Business; provided, however, that such access does not unreasonably disrupt the normal business operations of the Insurance Companies, Buyer or its other affiliates. In the event that the Seller has any disagreement with the Indicated Reserve Amount reflected in the Reserve Report then all unresolved disagreements shall be submitted to an independent actuarial firm of national standing and reputation as the parties shall jointly select and retain (the "Independent Actuary") for resolution in accordance with this Agreement. In the event that the parties are unable to jointly select an Independent Actuary, each of the Buyer, on the one hand, and the Seller, on the other hand, shall select an independent certified public accounting firm of national standing and reputation, which firms shall jointly select the Independent Actuary for joint retention by the parties. The parties shall, and Buyer shall cause the Insurance Companies to, cooperate in good faith with the Independent Actuary and shall give the Independent Actuary access to all books, records, work papers and other information and documents relating to the items in disagreement as the Independent Actuary may reasonably request for purposes of such resolution. The Independent Actuary shall, within thirty (30) days after its engagement, deliver to the parties a conclusive written resolution of all disagreements submitted to it, which written resolution shall be in accordance with this Agreement and shall be final and binding upon the parties hereto. The Indicated Reserve Amount reflected in the Reserve Report shall be adjusted accordingly to reflect any such resolution and, as so adjusted, shall be deemed final for purposes of the payments provided in Section 13A.1. Seller on the one hand, and Buyer on the other hand, shall each pay one-half of the fees and expenses of the Independent Actuary.

     13A.6. Payment. Except for any amounts in dispute under Section 13A.5, balances due from either party under Section 13A.1 shall be paid within 30 days of delivery by Buyer of the final Reserve Report contemplated by Section 13A.1. Balances in dispute shall be paid within 30 days after the parties are notified of the determination rendered by the Independent Actuary. Any such amounts shall bear interest at an annual rate equal to the Interest Rate from the date of delivery of the aforesaid report until payment in full.

     13A.7. Certain Covenants. With respect to the Subject Business, from the Closing Date until the Settlement Date, Buyer agrees to cause each Insurance Company to, in good faith, (i) pay and settle claims, and handle the defense of pending or threatened claims, suits or proceedings in no case on a basis less favorable to such Insurance Company than those practices of affiliates of Buyer, except to the extent as may otherwise be required by law, (ii) establish reserves for losses and loss adjustment expenses in accordance with generally accepted actuarial standards, but in no case on a basis less favorable to such Insurance Company than those practices of other affiliates of Buyer, and (iii) not delegate any claims adjustment or claims handling authority to any person or entity not affiliated therewith, in each case, other than on a basis more favorable to and involving lesser liabilities, obligations and other costs for such Insurance Company. While this Section 13A is in effect, Seller shall have the right to inspect and copy, at its own expense, through its duly authorized representatives, the books, records and accounts of each Insurance Company pertaining to the Subject Business and payments of losses and loss adjustment expenses in respect thereof during normal business hours and upon reasonable notice; provided, however, such inspection and copying shall not unreasonably disrupt the normal business operations of any Insurance Company, Buyer or its other affiliates. During the term of this Agreement, Buyer shall provide to Seller in relation to the Subject Business (i) on a monthly basis a list of all cases with reserves set at an amount in excess of $100,000, and (ii) on an annual basis a list of all open claims. Upon the written request of Seller, Buyer will afford Seller an opportunity to participate with the relevant Insurance Company, at the sole expense of Seller, in the settlement of any such claim, and the Insurance Company and Seller shall cooperate in every respect in such settlement; provided, however, in the event that Seller participates in a settlement, and to the extent such participation results in or contributes to
(i) liabilities paid or incurred in excess of the limits of any original policy,
(ii) liabilities constituting extra-contractual liabilities, or (iii) a finding of negligence, fraud or bad faith as contemplated by Section 13A.2, such settlement and all liabilities associated therewith shall be included to such extent in the Indicated Reserve Amount.

14.  SURVIVAL OF REPRESENTATIONS, WARRANTIES

     All representations and warranties of the parties hereto contained in this Agreement shall survive the execution and delivery hereof until the date that is two years after the Closing Date, except: (i) that the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 5.1 and 5.2 shall survive indefinitely; (ii) with respect to matters as to which a Claims Notice shall have been given conforming to the requirements of Section 13.4 or 13.5 by a party hereto prior to such expiration date; and (iii) Sections 4.15, 4.27 and
13.8 and Article 8 shall not terminate until the expiration of the applicable statute of limitations.

15.  CHANGE OF NAME

     15.1. Name Change. Buyer shall use its commercially reasonable efforts to cause a change in the legal name of the Companies to a name selected by Buyer on or before the fifth anniversary of the Closing.

     15.2. Licensing of Kemper Marks. The parties acknowledge that, prior to the Closing Date, Seller will cause the Companies to transfer to Seller or another affiliate of Seller any and all rights that any of the Companies may have to (i) any trademarks that contain the name "Kemper" or any variation or derivation thereof, (ii) any logos or other marks that contain any marks owned or used by Seller or any of its other affiliates, and (iii) any Internet domain names containing the word "Kemper."

     15.3. Use of Kemper Marks. The Companies' right to use the name "Kemper" or any of the Kemper Brands (as such term is defined in the Asset Purchase Agreement) shall be in accordance with and subject to the limitations and restrictions set forth in Section 5.14 of the Asset Purchase Agreement.

16.  POST-CLOSING OBLIGATIONS

     16.1. Cooperation. After Closing, Seller and Buyer shall cooperate with each other by furnishing any additional information which may be reasonably requested by either with respect to the Companies' pre-Closing operations. Seller agrees to make available to Buyer at


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

reasonable times and upon reasonable notice during normal business hours members of the Companies' pre-Closing management or members of Seller's management familiar with the Companies' pre-Closing operations, to the extent such persons remain employed by Seller or an affiliate of Seller, to respond to the Buyer's requests for such information.

     16.2. Statutory Statements. Seller shall prepare and timely mail and shall bear the expense of preparing, mailing and filing all of the statutory statements (and related reports and filings) of the Companies for any period ended prior to the Closing Date which statement or report is required to be filed prior to the Closing Date (without giving effect to any extension of time for filing which may be obtained by Seller or the Companies). Buyer shall prepare, execute and bear the expense of filing all statutory statements (and related reports and filings) of the Companies required to be filed after the Closing Date. Seller shall provide Buyer on a timely basis with pro forma regulatory reports and filings containing all information necessary regarding the Companies through the Closing Date necessary for the completion of all reports and filings required to be filed by Buyer hereunder.

     16.3. Post-Closing Access.

          (a) Following the Closing Date, Buyer shall, and shall cause the Companies to, allow Seller, upon reasonable prior notice and during normal business hours, through its affiliates, employees and representatives, the right to (x) examine and make copies, at Seller's expense, of the books and records of the Companies and of the Buyer, to the extent that Buyer's books and records relate to the Companies and, in either case, maintained after the Closing Date, and (y) reasonable access to the Buyer's and Companies' employees, in the case of either clause (x) or (y), for any reasonable purpose relating to the Companies, including, without limitation, the preparation or examination of Tax returns, regulatory and statutory filings and financial statements and the conduct of any litigation or otherwise, or the conduct of any regulatory, policyholder or other dispute resolution whether pending or threatened. The Buyer shall, and shall cause the Companies to, maintain the books and records of the Companies for examination and copying by Seller for a period of not less than five years following the Closing Date or any longer period as mandated by applicable law or regulation, after which, the Buyer or the Companies may destroy such records in its discretion. Access to such records shall not unreasonably interfere with the business operations of the Buyer, any Company or any of their respective successors.

          (b) Following the Closing Date, Seller shall allow Buyer, upon reasonable prior notice and during normal business hours, through its affiliates, employees and representatives, the right to (x) examine and make copies, at Buyer's expense, of the books and records of the Seller retained by the Seller and maintained by Seller after the Closing Date, but only to the extent that such books and records relate to the Companies; and
     (y) reasonable access to any of Seller's employees, in the case of either clause (x) or (y), for any reasonable purpose relating to the Companies including, without limitation, the preparation or examination of Tax returns, regulatory and statutory filings and financial statements and the conduct of any litigation or otherwise, or the conduct of any regulatory, policyholder or other dispute resolution whether pending or threatened. The Seller shall maintain such books and records for examination and copying by the Buyer for a period of not less than five years following the Closing Date or any


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

     longer period as mandated by applicable law or regulation, after which, the Seller may destroy such records in its discretion. Access to such records shall not unreasonably interfere with the business operations of the Seller or any successor company.

17.  DISPUTE RESOLUTION

     All controversies or claims arising out of or relating to this Agreement will be resolved in accordance with the dispute resolution provisions contained in the Asset Purchase Agreement, except as otherwise expressly provided for in this Agreement.

18.  CONFIDENTIALITY OF INFORMATION

     All books, records, data and information (collectively the "Information") furnished by either Seller or Buyer to each other in connection with the transactions contemplated by this Agreement shall remain and be deemed to be the exclusive property of the party furnishing the Information unless and until the Closing occurs and shall be held in the strictest of confidence by the other parties to the extent such information is not publicly available and shall not be used by such other parties for any purpose other than consideration of the transactions contemplated by this Agreement and obtaining consents and approvals for such transactions. In the event that the transactions contemplated by this Agreement are not consummated, each party shall return all Information in its possession which is deemed to be the exclusive property of any other party, together with all copies thereof, and shall continue to hold such Information in strict confidence and not use such Information for any purpose whatsoever. Upon execution of this Agreement, that certain Confidentiality Agreement between Seller and Buyer dated November 8, 2001 shall terminate automatically and be of no further force or effect.

19.  BROKERAGE

     Seller agrees to indemnify Buyer and to hold it harmless from and against any and all claims for any broker's or finder's fee or commission arising out of or based on any act or omission of Seller or its affiliates.

     Buyer agrees to indemnify Seller and to hold it harmless from and against any and all claims for any broker's or finder's fee or commission arising out of or based on any act or omission of Buyer or its affiliates.

20.  PAYMENT OF EXPENSES

     Buyer and Seller shall each pay all of their own expenses in connection with this Agreement and the transactions and deliveries contemplated hereby, including without limitation, any expenses incurred in connection with any claims made by any third party calling into question the transactions contemplated hereby.

21.  TERMINATION

          (a) This Agreement may be terminated, and the transactions contemplated hereby abandoned, prior to Closing (i) by the mutual written consent of Buyer and Seller, (ii) by Seller


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

     or by Buyer if the Closing has not occurred by December 31, 2002; provided, however, that if the Closing has not occurred due solely to the failure of a party to receive a required approval from a governmental authority, the parties agree to extend the December 31, 2002 termination date to March 31, 2003, or (iii) by either party if the other party shall fail to perform any of its obligations under this Agreement and such failure is not cured within thirty (30) days after written notice of the non-performance is given to the non-performing party.

          (b) If this Agreement is terminated and the transactions hereby are not consummated as described above, this Agreement shall become null and void and of no further force and effect, except that (a) in the event of such termination because of any breach, the breaching party shall be liable to the other party for all actual damages arising directly from such breach, including, but not limited to, reasonable consultant fees and expenses; and (b) the obligations arising under Articles 17, 18, 19 and 20 and Sections 22.3, 22.6, 22.7 and 22.12 and this Section 21 shall remain in full force and effect.

22.  MISCELLANEOUS

     22.1. Waivers. No action taken pursuant to this Agreement, including, without limitation, proceeding with Closing, shall be deemed to constitute a waiver by any party taking such action or compliance with any representations, warranties, covenants, or agreements contained in this Agreement unless such waiver is in writing. The waiver by any of the parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of a breach of any other provision of this Agreement.

     22.2. Amendments. This Agreement may not be amended or modified except by written instrument signed by all parties.

     22.3. Notices. All notices, consents, demands, requests, approvals and other communications, which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given at the time delivered as follows:

                  (i)  If to Seller:

                           Lumbermens Mutual Casualty Company
                           One Kemper Drive
                           Long Grove, Illinois  60049-0001
                           Attn:  General Counsel
                           Tel:  (847) 320-4000
                           Fax:  (847) 320-4202

                  With a copy to:

                           Sidley Austin Brown & Wood
                           Bank One Plaza
                           10 South Dearborn Street


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

                           Chicago, Illinois 60603
                           Attention:  Richard Clemens

                  (ii)  If to Buyer:

                           Unitrin, Inc.
                           One East Wacker Drive
                           Chicago, Illinois  60601
                           Attn:  General Counsel
                           Tel:  (312) 661-4520
                           Fax:  (312) 661-4941

or to such other person or persons at such address or addresses as may be designated by written notice to the other parties hereunder.

     22.4. Assignments. This Agreement may be assigned by Buyer to any direct or indirect subsidiary of Buyer and all references herein to Buyer shall be deemed to include any such assignee; provided, that no such assignment shall relieve Buyer of its obligations under this Agreement. Except as otherwise provided in this Section 22.4, this Agreement may not be assigned by either party without the prior written consent of the other party.

     22.5. Entire Understanding. This Agreement, together with the schedules and exhibits hereto, constitute the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements whether written or otherwise.

     22.6. Inurement. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns.

     22.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to principles of conflicts of law thereunder.

     22.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     22.9. Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     22.10. Interpretation. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.


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

     22.11. Captions. The captions and headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, modify or add to the construction of any provision of, or to the scope or intent of, this Agreement.

     22.12. Publicity. Except as may otherwise be required by applicable law, no release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed. The parties shall cooperate with each other in making any release or announcement.


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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

LUMBERMENS MUTUAL                       UNITRIN, INC.
CASUALTY COMPANY

By:  /s/ William  A. Hickey             By:  /s/ Donald G. Southwell
    -------------------------------         ----------------------------------
Name:  William A. Hickey                Name:  Donald G. Southwell
      -----------------------------           --------------------------------
Title:  Senior Vice President           Title:  President and Chief Operating
       ----------------------------            -------------------------------
                                                Officer
                                               -------------------------------

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